Table of Contents

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 10, 2024

REI Capital Growth LLC

a Delaware limited liability company

970 Summer Street, Stamford, CT 06905

Sponsored by

REI Capital Management, LLC

UP TO 7,500,000 MEMBERSHIP INTERESTS IN OUR COMPANY

The membership interests may collectively be referred to in this offering circular as the “Equity Shares” or “Shares” and each, individually, as an “Equity Share” or “Share”.

The minimum investment in this offering is 50 Equity Shares, or $500. Investors in this offering will have no voting rights except those required by Delaware law.

SEE “SECURITIES BEING OFFERED”

	Price to Public	Underwriting discount and commissions	Proceeds to the Issuer (1)	Proceeds to other Persons
Per Share	$10	$0	$10	$0
Total Minimum	$500	N/A	$500	$0
Total Maximum	$75,000,000	$0	$75,000,000	$0
(1)	The Company expects that the amount of expenses of the offering that it will pay will be approximately $6,487,500, assuming the maximum offering amount is raised and not including commissions or state filing fees.

Sales of these securities will commence on approximately [date], 2024.

This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

No escrow agent has been retained as part of this offering. The offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $500 (50 Equity Shares), there is no minimum number of Equity Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering is inherently risky. See “Risk Factors”.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

In this Offering Circular, the term “Fund” or “the Company” refers to REI Capital Growth LLC and its wholly owned subsidiary on a consolidated basis. The term “our Subsidiary” or “PHAT Holding” refers to our wholly owned subsidiary PHAT Holding LLC. The term our” “Sponsor”, our “Manager” or “REICM” refers to our manager and sponsor REI Capital Management, LLC.

Other than in the table on the cover page, dollar amounts have been rounded to the nearest whole dollar.

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Offering Summary

The Fund is offering to Investors non-voting membership interests (i.e., Equity Shares).

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Limited Liability Company Operating Agreement of the Fund (the “Operating Agreement”), a copy of which is attached as an exhibit to the Offering Statement, of which the Offering Circular forms a part, should be read in their entirety before any investment decision is made.

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	We are an emerging growth company as defined in 17 CFR § 230.405 with a limited operating history.

•	Shareholders will have limited control in our Fund with no voting rights. The Manager will manage the day-to-day operations of the Fund.

•	We expect to require additional financing, such as bank loans or private bonds, outside of this offering in order for our operations to be successful.

•	The Fund does not currently own any assets. We have not yet implemented any revenue-generating activities and as such have not generated any revenue since inception.

•	Our offering price is arbitrary and does not reflect the current book value of our Equity Shares.

•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

Who is eligible to invest?

Only persons of adequate financial means who have no need for present liquidity with respect to this investment should consider purchasing Equity Shares. Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. See “Plan of Distribution”.

Business Description

REI Capital Growth LLC and our wholly owned subsidiary PHAT Holding LLC are Delaware limited liability companies formed in November 2018. The Company was formed primarily to acquire multi-tenant, stabilized, open-air commercial centers throughout the United States that it will hold through our Subsidiary, a real estate operating entity. The open-air commercial centers targeted by the Company are anchored or in close proximity to large traditional retailers (e.g., grocery stores, home improvement centers) and tenanted by local business that are integral to the community (e.g., national, regional, local restaurants, hair salons, cleaners, and other service-oriented businesses). The Fund will either directly or through special purpose vehicles, which will be owned and controlled by the Fund (SPVs), make investments in commercial properties identified by the Manager and primarily consisting of multi-tenant stabilized open-air shopping centers generating current cash flow in target markets throughout the United States. The identified properties will be currently generating positive cash flow after capital and ordinary expenditures. “Target Properties” will have triple-net leases and be no less than 80% leased at acquisition. The Fund may also take any action incidental and conducive to the furtherance of the aforementioned purposes. The Fund will invest all net proceeds of this Offering and all annual net returns of the Fund Asset Portfolio into the Fund Asset Portfolio and the management thereof.

The Fund may not be able to promptly invest the proceeds of this offering in commercial real estate and other select real estate-related assets. In the interim, the Fund may invest in short-term, highly liquid, or other authorized investments that are not considered “investment securities” under the Investment Company Act of 1940 (“ICA”). Such short-term investments (e.g., government securities) will likely earn a lower return than the Fund expects to earn on real estate-related investments.

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The Fund

REI Capital Growth LLC (the “Fund” or the “Company”), is a Delaware limited liability company located at 970 Summer St. Stamford, CT 06905 USA. The Fund intends to conduct operations through its subsidiary PHAT Holding LLC (“PHAT Holding” or our “Subsidiary”).

The Manager

REI Capital Management LLC (the “Manager”, “Sponsor”, or “REICM”) is a Delaware Limited Liability Company located at 970 Summer St. Stamford, CT 06905 USA. The Manager will manage the Fund.

The REICG Equity Shares

•	Are the only shares currently offered by or existing in the Fund

•	Are priced at USD$10.00 per share

•	Except in limited circumstances, are Non-Voting shares

•	Have not paid dividends and the Company does not intend to pay dividends for the duration of the Fund

•	Participate in the Fund’s redemption plan (the “ Redemption Plan”)

•	Pay to Investors upon the liquidation of Fund Assets at the termination of the Fund

Investors may execute subscription documents at any time, subject to acceptance by the Manager. The purchase of Equity Shares will become effective as an investment in the Fund only at the Manager’s acceptance of the subscription and associated deposit of an Investor’s money into the Fund’s subscription account. See “Securities Being Offered”.

Investment Objectives

Our primary investment objectives are:

•	to acquire stabilized, positive cash-flow, open-air commercial retail properties that meet our investment criteria;

•	to increase annually realized cash flow in subsequent periods by investing free cash-flow to acquire additional positive cash flow properties; and

•	to periodically inform investors of a net Share value based upon, at a minimum, the Audited financial statements (as adjusted) of the Fund and, likely more frequently, based on the unaudited financial statements (as adjusted) of the Fund.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Financial Reporting

The Fund is an “emerging growth company” (see below) and the Fund will use the accrual basis of accounting and will prepare its consolidated financial statements in accordance with U.S. GAAP.

The Fund intends to prepare and issue a minimum of semi-annual unaudited consolidated financial statements to investors with a goal of issuing unaudited quarterly financial statements. The Manager will cause the Fund to have its consolidated financial statements audited on an annual basis by a qualified Certified Public Accountant. These unaudited semi-annual or quarterly and audited annual consolidated financial statements will be made available to Investors and, if applicable, filed as part of the Company’s ongoing reporting obligations with the SEC.

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Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act upon filing a Form 8-A. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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Management

Management of the Fund will be vested in a board of managers of the Fund (the “Board”), except to the extent otherwise provided in this Agreement. The Shareholders intend and agree that the Board is for all purposes the “manager” of the Fund as defined in the Delaware LLC Act. The Board has the power to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Fund as set forth in this Agreement, except to the extent otherwise provided in this Agreement. The Board may delegate any of its powers or authority pursuant to this Agreement to any Person or group of individuals, including the Officers, provided, that no such delegation will cause the Board to cease to be the “manager” of the Fund within the meaning of the Delaware LLC Act. The Board hereby delegates its powers or authority pursuant to this Agreement to the Manager. The Manager will serve as manager for an indefinite term, but the Manager may be removed by the Board at any time, or may choose to withdraw as manager, under certain circumstances.

Valuation Policy and Determination of Net Asset Value

At the end of each semi-annual fiscal period following the commencement of this offering (or such other period (e.g., quarterly) as determined by the Manager in its sole discretion, but no less frequently than annually), our Manager will calculate and publish the net asset value (“NAV”) per share of the fund. NAV is determined by calculating the consolidated total net carrying value of the Fund’s assets less its liabilities using a process that reflects:

(a) estimated values of each of the commercial real estate assets and investments, including related liabilities, based upon:

(i) market capitalization rates, comparable sales information, interest rates, net operating income, and

(ii) in certain instances reports of the underlying real estate provided by a valuation expert;

(b) the price of liquid assets for which third party market quotes are available;

(c) other assets and liabilities valued at book value;

(d) accruals of periodic distributions, if any; and

(e) estimated accruals of all operating revenues and expenses (including the projected Performance Allocation).

See “Securities Being Offered - Valuation Policies” below.

Management Fees

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets from the Fund and from our operating subsidiary, PHAT Holding. In addition, our Manager will potentially receive units in PHAT Holding.

Specifically, our Manager is entitled to the following fees and performance allocation:

Fund Administration Fee

After the start of operations, the Manager will receive an Fund Administration Fee equal to an annual rate of 0.50%, which, (i) until the end of the first complete fiscal quarter after start of operations will be multiplied by the capital contributions received from the offering of Shares, pro-rated based on the number of days the Fund was in operation during such quarter, and (ii) thereafter will be multiplied by the NAV at the end of each prior quarter.

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Asset Management Fee

After the start of operations, the Manager will receive an asset management fee payable quarterly in arrears equal to an annual rate of 1.25%, (i) until the end of the first complete fiscal quarter after start of operations will be multiplied by the capital contributions received from the offering of Shares, pro-rated based on the number of days the Fund was in operation during such quarter, and (ii) thereafter will be multiplied by the NAV at the end of each prior quarter.

Performance Allocations

The Manager is also eligible to receive performance allocations (“Performance Allocations”) of units in our subsidiary PHAT Holding, or “OC Units”. Each OC Unit can be converted by its holder into one Equity Share of the Company, and is factored in when calculating the NAV per Share of the Company, as that is done on a fully diluted basis. The purpose of the Performance Allocation is intended to provide the Manager a number of OC Units for incentive and performance awards to the extent of ten percent (10%) of the quarterly or annual increase in net asset value while protecting the gains in value per share recognized by shareholders of the Fund.

Following commencement of the fourth (4th) year of operations, the Manager may designate persons employed or otherwise contractually associated with the Manager to receive OC Units (the “Performance Allocation”) in an amount of OC Units equivalent in value to one tenth (1/10) of the quarterly or annual aggregate increase in NAV of REICG’s fully diluted Equity Shares outstanding as of the immediately prior quarter end or year-end from the last Performance Allocation date. Any such allocation will be limited so (i) that the resulting performance allocation does not result in a decrease in NAV per Share from the previous published quarter end NAV per Share (the “Limiting Factor”) and (ii) for avoidance of doubt: the Performance Allocation of OC Units should never result in a decrease in the NAV per Share below the NAV per Share of the immediately preceding quarter end. This performance allocation is intended to be and will be made on the increase of the Fund’s NAV per Share above the NAV per Share of the immediately preceding quarter end. All calculations of NAV per Share are done on a fully-diluted basis taking into account OC Units issued and outstanding.

Other Fees and Reimbursements

The Manager and/or its affiliates may be also engaged by PHAT Holding to perform various services and may receive property management, construction and development, leasing and disposition fees. The Fund will reimburse the Manager for certain expenses incurred on the Fund’s behalf including, but not limited to, acquisition and operating expenses.

Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our Equity Shares.

See “Compensation of our Manager” for further details.

Fund Income

To the extent there is income after property expenses, taxes, debt, and Fund operating expenses (the Fund’s “Free Cash Flow”), at the discretion of the Manager, it will be allocated so at least 90% is invested into acquiring and increasing the Fund’s real estate portfolio. The 10% remainder will be made available for redemptions of the Fund’s shares outstanding, in order to provide a degree of liquidity to the Fund’s shareholders. Redemptions are at the Manager’s discretion of what is in the best interest of the Fund. No redemptions will be made by the Fund while there is an active offering of Fund shares to the public. (See “Securities Being Offered”).

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Fund Operating Expenses

Fund Expenses will include, but not necessarily be limited to, the following: organizational costs, CPA related costs for tax return preparation, financial statement preparation and/or audits, legal fees and costs, filings, licensing or other governmental fees, other third party audits, loan servicing fees, fund administration costs, fees associated with any credit facilities, costs associated with ownership of real property (e.g., property improvement and rehabilitation costs not otherwise capitalized, sales commissions, property taxes, property management, hazard insurance, utilities, and any other expenses associated with operation of the Fund or management of its Assets).

The Fund may incur fees to eligible third parties for raising capital on its behalf and at the discretion of the Manager. Any such fees will be borne by the Fund as part of Fund Expenses.

The Manager and or its Affiliates are to be reimbursed for all reasonable out-of-pocket expenses incurred on behalf of the Fund, to the extent considered Fund Expenses.

Fund Acquisitions

The Fund plans to begin acquiring investment properties immediately upon receipt of investment capital or as soon thereafter as is practicable in the judgment of the Manager. The size of the Fund’s real estate asset portfolio will depend on the amount of capital raised plus leverage available to the Fund. However, the Fund expects to raise capital on an ongoing basis and begin making investments as soon as reasonably possible.

Acquisition Policy of the Fund

Prior to all acquisitions, it is the general intention of the Manager to obtain an appraisal from a nationally recognized commercial real estate appraisal firm. The appraisal once obtained will determine the fair market value, generally, the price at which property would change hands between a willing buyer and a willing seller, without compulsion, and with a reasonable knowledge of the facts.

Term

The Fund has no fixed termination date. The Manager expects to acquire Fund Assets on a regular and ongoing basis and will continue to do so indefinitely until the Manager believes market conditions do not justify doing so.

Should global investors purchase Equity Shares in the Fund and in the event any payments are made to investors in those Equity Shares under the Fund’s Redemption Plan (see “Securities Being Offered”), those payments are not expected to be subject to the thirty percent (30%) U.S. withholding tax applicable to Non-U.S. persons because no dividends are paid.

Leverage Policy

The Fund Manager may choose to borrow money from time to time from one or more lenders and may pledge one or more Fund Assets as collateral for any such borrowing. There are certain restrictions imposed in the Operating Agreement; however, the Manager is granted significant latitude and discretion in its ability to use debt in the operation of the Fund. Any Debt shall be nonrecourse to the Shareholders. The Manager (and/or its principals) and the Fund may agree to provide its guaranties for specific debt. Any such debt will likely have covenants that affect the Fund, its SPVs, and the Manager.

The Manager intends to utilize leverage in a debt-to-equity ratio that it believes provides appropriate benefits in yield to Shareholders and Fund cash flow management.

Corporate Structure and Tax Election of the Fund

REI Capital Growth LLC is organized as a Delaware limited liability company. REICG will elect to be taxed as a “C” Corporation for federal income tax purposes.

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Risk Factors

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business

We have not commenced our business operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in November 2018 and have not yet started our business operations. As a result of our start-up operations we have; (i) generated no revenues, (ii) have and will continue to accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

This offering is a blind pool offering, and therefore, you may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in multi-tenant, stabilized open-air commercial real estate assets. You will be unable to evaluate the economic merit of our investments before we invest in them and will be entirely relying on the ability of REI Capital Management LLC, our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. There is a risk that your investment may not generate returns comparable to our competitors or any returns at all.

Our Manager will have complete control over the Fund and will therefore make all decisions over which Shareholders will have no control.

REI Capital Management LLC, our Manager, will make certain decisions without input by the Shareholders. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the Equity Shares is illiquid. You may never be able to sell or otherwise dispose of your Equity Shares.

Since there is no public trading market for our Equity Shares, you may never be able to liquidate your investment or otherwise dispose of your Equity Shares. The Fund currently intends to having a Redemption Plan, but there is no guarantee that the Fund will ever redeem (i.e., buy-back) any Shares. The Redemption Plan will restrict redemptions to shareholders that have held their shares for at least eighteen (18) months after issuance and no redemptions will be allowed while there is an active offering of Fund shares to the public. Further, we do not intend to pay distributions, so that the only way to realize a return, if any, is through the sale of your securities. See “Securities Being Offered”.

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Our Business depends on Key Personnel.

We are significantly dependent on Alan Blair. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Valuation Risks

The offering price of our Equity Shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Initially, we expect to use the price paid to acquire an Equity Share in our offering as the estimated value of our Equity Shares. Thereafter, when determining the estimated value of our Equity Shares, the value of our Equity Shares will be based upon a number of assumptions that may not be accurate or complete.

Our Manager established the offering price of our Equity Shares on an arbitrary basis. The selling price of our Equity Shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Depending on the length of time during which this offering remains open, the per share offering price may be increased due to a variety of factors. The purpose of seeking an increase in the per share offering price would be to preserve gains, if any, recognized by existing shareholders in the value of their holding(s). Gains, if any, will be derived from incremental operational free cash flow attributable to investing such resources and capital contributions received while this offering is active in additional positive cash flow properties.

There is no guarantee that the appropriate regulators (e.g., SEC) will allow the Fund to increase the price per share offered to the public under this offering, nor the frequency thereof.

In addition, the price you pay for your Equity Shares in this offering may be more or less than shareholders who acquire their shares in the future.

Your interest in us may be diluted if we issue additional Equity Shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any Equity Shares we issue in the future. Under our operating agreement, we have authority to issue an unlimited number of additional Equity Shares or other securities, although, under Regulation A, we are only allowed to sell up to $75 million of our shares in any 12-month period (although we may raise capital in other ways). In particular, subject to the restrictions of Regulation A and other applicable securities laws, the Company may issue Equity Shares, options, rights, warrants, and appreciation rights relating to Equity Shares, for any Company purpose at any time and from time to time to such persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board shall determine, all without the approval of any Shareholders. In addition, we intend to compensate our manager with a performance allocation, which would allow our Manager equity rights in our Company with no additional cash compensation (see “Compensation of our Manager – Performance Allocations”). In addition, after your purchase in this offering, our Board may elect to (i) sell additional Equity Shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue Equity Shares to our Manager, or their successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Conflicts of Interest Risks

Our officers and directors and the owners and officers of our Manager and its affiliates are involved in, and will continue to be involved in, the ownership and advising of other real estate entities and programs.

These pre-existing interests, and additional interests as may arise in the future, may give rise to conflicts of interest with respect to our business, our investments and our investment opportunities. There is no guarantee that these conflicts will not negatively affect investments identified for the Fund.

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Risks Related to the Real Estate Business

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for our reinvestment program, which makes it uncertain that we can increase the Net Asset Value of the Fund, which may decrease or may be lost.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may depreciate in value.

The Fund’s target commercial, multi-tenant, stabilized, open-air, retail, real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns may be lower and the value of our assets may not appreciate or may depreciate below the amount we paid for such assets.

A single commercial property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of properties and changes in market rental rates. Our income may be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for commercial retail space generally. Therefore, to the extent that there are adverse economic conditions in those regions that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for investment and thus negatively affect the returns the Fund is seeking to achieve.

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We will depend on commercial tenants for some of our revenue and therefore our revenue may depend on the success and economic viability of our tenants.

To the extent we invest, in commercial retail properties, we will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to dispose of a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. In addition, there is no guarantee that our existing assets will not significantly depreciate in value due to market conditions, natural disasters, legal liabilities or any other reasons outside the Fund’s control, which would impact our ability to generate income from or gains on disposal of such properties.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by the type of properties purchased. We will be able to purchase additional properties only as additional funds are raised or generated by operations and/or owners of real estate accept our Equity Shares in exchange for an interest or title to their property. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of net operating income and cash available for investment, which may adversely affect the rate at which we can increase the Net Asset Value of the Fund.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that, as the Fund, may be seeking investment and tenants.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for tenants. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisition or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting our reinvestment program and the rate at which we can increase the Net Asset Value of the Fund and may cause the Net Asset Value to decrease.

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Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Shareholders ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for a particular target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay for a given property will be generally based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be an optimal price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will, on realization, ultimately meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which may adversely affect our returns on a target acquisition. As a result, our investments in a particular target acquisition may fail to perform in accordance with expectations, which may negatively affect our operating results and financial condition.

The failure of our properties to generate positive cash flow or to appreciate in value would most likely preclude our Shareholders from realizing a return on their Equity Share ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our Manager. There is no assurance that there will be a ready market for the properties, since investments in real property are generally illiquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that may impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

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Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by Fund assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with Fund assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to reinvest in new assets and could decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 85% of the value of the assets of the Fund. We intend to borrow as much as 85% of the value of our properties. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash available for our reinvestment program and the rate at which we can increase the NAV of the Fund and may cause the NAV of the Fund to decrease.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to redeem the Equity Shares, so you must rely on our revenues from operations and other sources of funding for withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to redeem the Equity Shares at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds for payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund our investment program which would affect the rate at which we can increase the Net Asset Value of the Fund. Our need for such additional sources of capital may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Shareholder.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Shareholders. Our Manager’s broad discretion in setting policies and our Shareholders’ inability to exert control over those policies increases the uncertainty and risks you face as a Shareholder. In addition, our Manager may change our investment objectives without seeking Shareholder approval. Although our board has fiduciary duties to our Shareholders and intends only to change our investment objectives when the board determines that a change is in the best interests of our Shareholders, a change in our investment objectives could cause a decline in the value of your investment in our Fund.

Our ability to achieve our target annualized return is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes selecting and investing in properties that offer and can potentially achieve targeted annual returns equal or greater to the market value returns inherent in the Fund’s property acquisitions and, which will act as a reference and benchmark against which Manager performance compensation will be determined. Depending on local, regional, and national market conditions, Management anticipates targeting properties with potential annual returns of 8% to 9%; however, there is no guarantee that we will be able to acquire such properties and/or that such properties will be able to produce sufficient net operating income (“NOI”) to provide targeted annual returns as anticipated. Certain factors including downturns in the economy, vacancies, unanticipated capital improvements to our properties, or other factors, may adversely impact our financial condition and operating results and, therefore, we may be unable to achieve our targeted annual returns on investment and we may realize no return at all.

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Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust (“REIT”) and do not have any requirements for distributions, in fact, we do not intend to make any distributions. Further, under the Investment Company Act of 1940 (“ICA”), an “Investment Company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 percent of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an “investment company” within the meaning of the ICA as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we were deemed to be an investment company under the ICA, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Structuring our business to avoid registration under the Investment Company Act imposes limits on our operations, which may adversely affect our results.

We intend to conduct our operations so that we are not required to register as an investment company under the ICA. We anticipate that our Subsidiary will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in the acquisition of Target Properties. We may also invest in commercial properties that can be repurposed, ground-up developments, and, to a lesser extent, real estate-related debt, other real estate-related assets, and non-real estate related assets.

Per an analysis of Section 3(a)(1)(A) and Section 3(a)(1)(C) of the ICA, the determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The ICA defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The ICA further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the Manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the ICA. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

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Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration under the ICA.

Any of the foregoing may require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This may negatively affect the value of our NAV per share, the sustainability of our business model and our ability to make distributions, which, as stated, we do not intend on making on a regular basis or for the foreseeable future.

Registration under the ICA would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record-keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the ICA, our net asset value could be materially adversely affected.

Risks Related to Insurance

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

All decisions relating to the type, quality and amount of insurance to be placed on property securing its notes will be made exclusively by the Manager. Certain types of losses could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insurable or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Fund with a financial loss.

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Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Fund. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

The Manager will attempt to obtain the Fund’s own insurance policies on Fund properties but it is possible that some of the properties may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Fund may suffer a loss.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Equity Shares. An investment in Equity Shares of the Fund involves material income tax risks.

You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Equity Shares. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this Offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or shareholder level. Notwithstanding our business plans and related disclosures in this Offering Circular, all foreign investors should consult their own tax advisors with respect to the potential U.S. and international tax implications of investing in the Fund.

We may be subject to tax audits, which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Fund could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Fund items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Fund items will generally be determined at the Fund level in a single proceeding rather than in separate proceedings with each Shareholder, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations to all Shareholders and, in certain circumstances, may bind the Shareholders to a settlement with the Internal Revenue Service. Further, our Manager may cause us to elect to be treated as an electing large Fund. If it does, we could take advantage of simplified flow-through reporting of Fund items. Adjustments to Fund items would continue to be determined at the Fund level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Shareholders or to bear such adjustments at the Fund level.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Equity Shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Shareholder. Any such changes could have an adverse effect on an investment in our Equity Shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Equity Shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Equity Shares.

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Risks Related to our Equity Shares

We have not generated any revenues from operations to date, and are reliant on this offering to fund our operations.

We have not generated any revenues to date. In order to make investments, we expect to be wholly dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. We cannot assure you that we will be able to successfully raise capital. The failure to successfully raise capital could result in our bankruptcy or other event that would have a material adverse effect on us and on the value of your Equity Shares.

It may be difficult to sell and/or redeem the Equity Shares.

There is no active public market for our Equity Shares and an active trading market may not be developed or sustained following this offering, which may adversely impact the market for Equity Shares and make it difficult to sell your Equity Shares. There is no formal marketplace for the resale of our Equity Shares. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their securities as collateral. Over-the-counter markets have from time to time experienced significant price and volume fluctuations. As a result, the market price of our Equity Shares (if any market were to develop) may be similarly volatile, and holders of our Equity Shares may from time to time experience a decrease in the value of their Equity Shares including decreases unrelated to our operating performance or prospects. Further, the Equity Shares may only be transferred to the extent such a transfer would not impact our tax status and is in compliance with securities laws. The price of our Equity Shares could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this Offering Circular. Moreover, our Redemption Plan includes restrictions that would limit your ability regarding the sale of your Equity Shares and our Manager, in its sole discretion, could amend, suspend or terminate our Redemption Plan without notice. Further, you may only be able to redeem your Equity Shares during limited time periods, including when there is no active offering of our Equity Shares. see “Securities Being Offered —Redemption Plan.” Due to the illiquid nature of the Equity Shares, investors should be prepared to hold the Equity Shares for an indefinite period of time.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement or the Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreements.

Investors in this offering will be bound by the subscription agreement and the Operating Agreement, each of which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement other than those arising under the federal securities laws.

If we opposed a jury trial demand based on the waivers, a court would determine whether such waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement and the Operating Agreement.

If you bring a claim not arising under the federal securities laws against the Company in connection with matters arising under either agreement, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under either agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

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Nevertheless, if either jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the relevant agreement with a jury trial. No condition, stipulation or provision of either agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, if the Shares are transferred, the transferee is required to sign onto the Operating Agreement and agree to all the same conditions, obligations and restrictions applicable to the Shares or to the transferor with regard to ownership of the Shares that were in effect immediately prior to the transfer of the Shares.

The exclusive forum provisions in the Company’s Operating Agreement and the subscription agreement may have the effect of limiting an investor’s ability to bring legal action against the Company and could limit an investor’s ability to obtain a favorable judicial forum for disputes.

Section 14.13 of the Company’s Operating Agreement, provides that the Court of Chancery of the State of Delaware is the exclusive forum for any action or proceeding arising out of or relating to the Operating Agreement, the relations between the parties, and any matter, action or transaction described in the Operating Agreement, whether in contract, tort or otherwise.

Further, the federal district courts of the United States will be the exclusive forum for any complaint brought under the federal securities laws. Section 27 of the Exchange Act creates exclusive federal jurisdiction over Exchange Act actions. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain Securities Act claims.

Further, under Section 6 of the subscription agreement investors agree to resolve disputes arising under the subscription agreement before the Court of Chancery of the State of Delaware, which is the exclusive forum for the purpose of any suit, action or other proceeding arising out of or based upon the subscription agreement; except for such suits, actions and proceeding brought under the federal securities laws in which the federal district courts of the United States will be the exclusive forum, which would include claims under the Exchange Act and the Securities Act.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive-forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could cause a material adverse affect on our business.

Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

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Using a credit card to purchase Equity Shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

In the future, investors in this offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach or possibly be in excess of 5% of transaction value) and interest charged on unpaid card balances (which can reach or exceed 25% per annum) add to the effective purchase price of the Equity Shares you buy. See “Plan of Distribution – Becoming a Shareholder”. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Many of our investors may be non-US persons, and therefore reliant on their home countries regulations.

A percentage of our contributed capital may be generated from citizens of and residents in foreign countries. To the extent there are regulatory changes in those countries it may limit investors’ abilities to invest and participate in this offering. Further, if relations between the United States and some of these countries worsen, investors may be unwilling to hold or buy our Equity Shares. Moreover, we will be relying on representations from such investors that they may legally invest, if those representations are inaccurate, the Company may incur liability. Without this source of contributed capital we may not be able to meet our fundraising goal and may encounter limitations in scope of how quickly we may be able to meet our investment goals or possibly not be able to meet our investment goals.

There is no minimum amount set as a condition to closing this offering.

Because this is a “best effort” offering with no minimum, we will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

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Statements Regarding Forward-Looking Information

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “target,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the net proceeds raised in this offering;
•	risks associated with breaches of our data security;
•	changes in economic conditions generally and the real estate and securities markets specifically;
•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;
•	intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space;
•	defaults on or non-renewal of leases by tenants;
•	increased interest rates and operating costs;
•	our failure to obtain necessary outside financing;
•	decreased rental rates or increased vacancy rates;
•	the risk associated with potential breach or expiration of a ground lease, if any;
•	difficulties in identifying competitive properties, and consummating, real estate acquisitions, developments, joint ventures and dispositions;
•	our failure to successfully operate acquired properties and operations;
•	exposure to liability relating to environmental and health and safety matters;
•	changes in real estate and zoning laws and increases in real property tax rates;
•	failure of acquisitions to yield anticipated results;
•	risks associated with derivatives or hedging activity;
•	our level of debt and the terms and limitations imposed on us by our debt agreements;
•	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;
•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates;
•	the ability of our Manager and its affiliates to source and service our real estate assets, and the quality and performance of these assets;
•	our ability to retain and hire competent employees and appropriately staff our operations;
•	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation (e.g., the JOBS Act) and SEC guidance related to Regulation A;
•	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;
•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our Manager;
•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the ICA and other laws; and
•	changes to generally accepted accounting principles, or GAAP, which negatively impact the presentation of operating results.

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Plan of Distribution

Plan of Distribution

The Company is seeking to raise up to $75,000,000 through the sale of its Equity Shares, which represents the value of securities available to be offered as of the date of this Offering Circular. Under Regulation A, the Company may only offer $75 million in securities during a rolling 12-month period. From time to time, we may seek to qualify additional shares.

The Company is offering a maximum of 7,500,000 Equity Shares on a “best efforts” basis.

The minimum investment is $500 or 50 Equity Shares.

The Company will use its existing website, www.reicapitalgrowth.com, to provide information with respect to the offering.

The Company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on our website, www.reicapitalgrowth.com/offering-circular/. The Company is not currently planning on selling the shares through commissioned sales agents or underwriters.

The Company is selling Equity Shares in all states except, as of the date of this offering, New Jersey, Texas and Washington.

Process of Subscribing

Prospective investors who submitted non-binding indications of interest during the “test the waters” period, will receive an automated message from us indicating that the offering is open for investment. You will be required to log into our investor portal and complete a subscription agreement in order to invest. Investors in Equity Shares can only complete the subscription agreement from a portal link on our website.

The subscription agreement must be delivered to us and funds for the subscribed amount must be delivered in accordance with the instructions stated in the subscription agreement. The Fund will initially only accept ACH transfers as payment. In the future the Fund may include additional forms of payment including credit card, debit card and wire transfer. At that point, Investors will specify the form of payment with their subscription agreement.

The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Becoming a Shareholder

Upon deposit of an Investor’s accepted subscription into the Fund’s bank account and issuance of the Equity Shares to that subscribing Investor, such Investor will become a Shareholder of the Fund and an account will be established for such Shareholder. The securities will be held in book entry form and entered into the books and records of the Fund, see “Plan of Distribution”.

The Manager has developed its own “REICM Global Retail Investor Portal” (the “GRIP”) which is an investor portal specifically designed to provide investors a secure, user-friendly means to interact with and manage their investment. The Fund intends to engage a transfer agent to keep books and records for the Company.

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Each Shareholder will subscribe their investment through the GRIP. The GRIP gives each Investor the ability to manage their account with a familiar experience of logging into the web portal with a registered email address and password.

The Company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into a segregated account does not necessarily result in their receiving Equity Shares; prior to the Company issuing Equity Shares and countersigning the subscription Agreement, those funds may be returned.

Upon confirmation that an investor’s funds have cleared, the Company will notate the investor’s information in their books and notify the investor that the Equity Shares have been issued.

Issuance of Equity Shares

Information regarding the ownership of the Equity Shares will be recorded with and maintained by the Company and the Company intends to engage a transfer agent to keep such books and records.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Equity Shares on a best-efforts basis. As there is no minimum offering amount, upon the clearance of any subscription to this Offering Circular, the Company will immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Selling Shareholders

There are no selling shareholders in this Offering.

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Securities Being Offered

The following descriptions of our Equity Shares, certain provisions of Delaware law and certain provisions of our certificate of formation and Operating Agreement are summaries and are qualified by reference to Delaware law, our certificate of formation and our Operating Agreement, which have been filed as exhibits to the Offering Statement of which this Offering Circular forms a part.

General

We are a Delaware Limited Liability Company organized on November 7, 2018, under the Delaware Limited Liability Company Act, or “Delaware LLC Act”. REI Capital Management, LLC (“REICM”, “Sponsor”, or “Manager”) is the sole managing member. Our Operating Agreement provides that we may issue an unlimited number of Equity Shares with the approval of the Manager and without the approval of holders of our Equity Shares.

All of the Equity Shares offered by this Offering Circular will be duly authorized and validly issued. Holders of Equity Shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions. Holders of such Equity Shares will not be liable to the Fund in any way with respect to such Equity Shares.

Equity Shares

Voting

All Equity Shares are generally non-voting membership interests in the Company and there are only limited circumstances that may require and allow a shareholder to vote, consisting of:

(1)	Any amendment to our Operating Agreement in the limited circumstance where such amendment affects the holders of Equity Shares disproportionately or (ii) materially and adversely affects the rights of the holders of Equity Shares.
(2)	Any vacancy on the Board, where there are no longer any Board members or the Manager to make the replacement.

Distributions

The Company does not currently intend to make distributions now or in the future; however, if the Board resolves to declare a distribution, the Company shall make such distribution to Shareholders of record on a pro rata basis in accordance with the number of Equity Shares held by such Shareholder.

The Company has never declared nor paid cash dividends on any of its membership interests and currently does not anticipate making any cash distributions after this offering or in the foreseeable future on its Equity Shares.

Liquidation Rights.

In the event of liquidation, dissolution or winding up, holders of Equity Shares will be entitled to share ratably in the net assets legally available for distribution after the payment of all of debts and other liabilities. Shareholders will receive such liquidating distributions pro rata in accordance with the number of Equity Shares held by such Shareholder.

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Liquidity

No public market currently exists for the secondary trading of Equity Shares.

Lockup Period

There is no “Lockup Period” or holding period limiting the resale of the Equity Shares to a buyer acceptable to REICG. However, Equity Shares will only be eligible to be redeemed 18 months after the initial issuance of the Equity Share.

Valuation Policies

At the end of each fiscal quarter following the commencement of this offering (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), the Fund will calculate its NAV using a process that reflects:

(a) estimated values of each of the commercial real estate assets and investments, including related liabilities, based upon:

(i) market capitalization rates, comparable sales information, interest rates, net operating income, and

(ii) in certain instances reports of the underlying real estate provided by a valuation expert;

(b) the price of liquid assets for which third party market quotes are available;

(c) other assets and liabilities valued at book value;

(d) accruals of periodic distributions, if any; and

(e) estimated accruals of all operating revenues and expenses (including the projected Performance Allocation).

The Company is responsible for preparing the annual, semi-annual, and eventually the quarterly aggregate NAV and NAV per Share. The NAV per Share is calculated on a fully diluted basis taking into account OC Units (See “Compensation of our Manager – Performance Allocations”). Independent valuation experts will be utilized on a specific property basis when, in the determination of the Manager, events and circumstances require such evaluation. To the extent we utilize an independent valuation expert, such expert will not be responsible for, and will not prepare, the quarterly aggregate NAV or NAV per Share.

Our goal is to provide a reasonable estimate of the value of our Equity Shares on a quarterly basis (or such other periodic basis as determined by the Manager in its sole discretion, but no less frequently than annually). However, the majority of our assets consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our Manager’s internal asset management team, internal accountants, or independent valuation experts, as the case may be, are based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given period, our published NAV per Share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the calculation of our NAV per Share may not reflect the precise amount that might be paid for your Equity Shares in a market transaction, and any potential disparity in our NAV per Share may be in favor of either shareholders who redeem their Equity Shares, shareholders who buy new Equity Shares, or existing shareholders.

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Depending on the length of time during which this offering remains open, the per share offering price may be increased due to various factors. The purpose of seeking an increase in the per share offering price would be to preserve gains, if any, recognized by existing shareholders in the value of their holding(s). Gains, if any, will be derived from incremental operational free cash flow attributable to investing such resources and capital contributions received while this offering is active in additional positive cash flow properties.

There is no guarantee that the appropriate regulators (e.g., SEC) will allow the Fund to increase the price per share offered to the public under this offering, nor the frequency thereof.

In addition, the price you pay for your Equity Shares in this offering may be more or less than shareholders who acquire their shares in the future.

Redemption Plan

While shareholders should view this investment as long-term, with limited liquidity, we intend to adopt a Redemption Plan to be made available, at the discretion of the Manager, during periods in which there is no open offering of Equity Shares, in order to provide investors a degree of liquidity. Despite the illiquid nature of the assets expected to be held by the Company, the Manager believes it is in the best interest of all shareholders to provide the opportunity for limited periodic liquidity in the event a shareholder requires it.

The Redemption Plan is subject to certain liquidity limitations, which may fluctuate depending primarily on the free cash flow produced by the operating property portfolio held by us.

The per share redemption price will be our most recently disclosed NAV per share at the time of the redemption request, less the cost of any brokerage and transfer fees relative to the shares redeemed, if any, and rounded down to the nearest cent (the “repurchase price”). For example, for requests made during the fiscal quarter January 1 through March 31, 2025, NAV per Share is calculated as of the close of business on December 31, 2024, assuming no adjustments in that period and prior to giving effect to any share purchases or redemptions to be effected on December 31, 2024. In addition, the Redemption Plan is subject to certain aggregate liquidity limitations, which may vary depending on the free cash flow of the real estate assets held by us. The repurchase price with respect to the shares that are subject to the redemption request will not be reduced by the aggregate sum of distributions during the period between the redemption request date and the redemption date, if any, that have been (i) paid with respect to such share prior to the date of the redemption request or (ii) declared but unpaid on such shares, which distributions have not been contemplated in the calculation of the repurchase price or that the Manager does not deem significant enough to warrant an interim adjustment to the last published NAV.

We have the right to monitor the trading patterns of shareholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. We expect that there will be no regular secondary trading market for our Equity Shares. However, in the event a regular secondary market for our Equity Shares develops, we will terminate our Redemption Plan.

Redemption of our shares will be made when there is no open offering for our Equity Shares. Our Manager intends to provide notice of redemption by the end of the quarter following the thirtieth (30th) day after the submission of the redemption request, with an effective redemption date no earlier than the thirtieth (30th) day following the submission of the redemption request, and expects to remit the redemption price within three (3) business days (but generally no more than ten (10) business days) of the effective redemption date. Shareholders may withdraw their redemption request at any time prior to the effective redemption date.

We cannot guarantee that the funds set aside for the redemption plan will be sufficient to accommodate all requests made in any given time period. In the event our Manager determines, in its sole discretion, that we do not have sufficient funds available to redeem all of the shares for which redemption requests have been submitted during any given period, such pending requests will be honored on a pro-rata basis, if at all. If not all redemptions are being honored in a given period, the redemption requests not fully honored will have the remaining amount of such redemption requests considered in the next period in which redemptions are being honored. Accordingly, all unsatisfied redemption requests, unless withdrawn, will be treated as requests for redemption on the next date on which redemptions are being honored, with redemptions processed pro-rata, if at all. If funds available for the redemption plan are not sufficient to accommodate all redemption requests on such future redemption date, shares will be redeemed on a pro-rata basis, if at all. If the pro rata calculations results in fractional shares, we will round down to the next whole share.

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For investors who hold shares with more than one record date, redemption requests will be applied to such shares in the order in which they settled, on a first in first out basis – meaning, those shares that have been continuously held for the longest amount of time will be redeemed first.

We intend to limit redemptions in any period to shares whose aggregate value (based on the repurchase price (i.e., the NAV) per Share in effect as of the redemption date) is less than or equal to 10% of the free cash flow for such prior quarter.

Furthermore, a shareholder requesting redemption will pay any fee associated with their chosen method for receiving the redemption payment including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges.

In addition, our Manager may, in its sole discretion, amend, suspend, or terminate the Redemption Plan at any time without prior notice, including to protect our operations and our non-redeemed shareholders, to prevent an undue burden on our liquidity, or for any other reason. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our Redemption Plan. However, in the event that we amend, suspend or terminate our Redemption Plan, we will file an Offering Circular supplement and/or Form 1-U.

For more information about our Redemption Plan or to submit a redemption request, please contact us by email.

Provisions of Equity Shares Authorizing Manager to Act

After acceptance of the subscription by the Manager and by purchasing Equity Shares, you will be admitted as an investor. Every investor in Equity Shares is expected to be a party to and bound by the provisions of the Operating Agreement. Pursuant to this Operating Agreement, each Investor and each subsequent person who acquires Equity Shares from an investor grants to the Manager a power of attorney to protect the interests of all Shareholders. The power of attorney grants our Manager the ability to execute and deliver such other documents as may be necessary or appropriate to carry out the purposes of the Fund.

Shareholder Dispute Resolution

Our Operating Agreement requires that unless the Fund consents in writing to the selection of an alternative forum, to the fullest extent permitted by law all parties to the Operating Agreement in any action, lawsuit or proceeding, whether in contract or in tort, relating to any dispute arising under or in connection with this agreement or any transaction described in the Operating Agreement or to any dispute between the parties not arising under federal securities laws submit to the exclusive jurisdiction of the Court of Chancery in the State of Delaware and the federal district courts of the United States of America for the resolution of any complaint asserting a cause of action arising under the federal securities laws. Further, in either case such parties waive their right to trial by jury. Shareholders will not be deemed to have waived the Fund’s compliance with federal securities laws and the rules and regulations thereunder.

Authorized but Unissued Shares

Our Operating Agreement authorizes us to issue additional equity or other securities of the Fund for the consideration and on the terms and conditions established by our Manager without the approval of Shareholders. In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of equity securities of the Fund, which may dilute the value of your investment.

Personal Conduct Repurchase Right

Our Operating Agreement provides that we may elect to repurchase, at a price per share based on our NAV on a fully diluted basis as of the end of the fiscal quarter prior to the quarter in which we elect to repurchase the shares, all of the Equity Shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by the Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the Investor of our decision to repurchase their Equity Shares.

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Use of Proceeds

The Company estimates that if it sells the maximum amount of $75,000,000 from the sale of Shares in this offering, which represents the value of Shares available to be offered as of the date of this Offering Circular out of the rolling 12-month maximum offering amount of $75 million, the net proceeds to the issuer in this offering will be approximately $68,512,500, after deducting the estimated offering expenses of approximately $6,487,500.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in the acquisition of target investment opportunities. We may make our investments through majority-owned subsidiaries, some of which may have rights to receive preferred economic returns. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in Target Properties. In the interim, we may invest in short-term, low risk, highly liquid, interest-bearing investments limited to bank deposits and treasury bonds or other governmental securities as appropriate. Such short-term investments may not earn as high of a return as we expect to earn on our real estate-related investments.

We are budgeting for a total of $6,487,500 of marketing, legal and other offering expenses (based on a fully subscribed offering of $75 million). If we raise less money, variable offering costs will decrease proportionately.

	Maximum Proceeds	Percentage of Offering Proceeds
Gross offering proceeds	$75,000,000	100.0%
Offering expenses:
General offering expenses[1]	2,625,000	3.5%
Compliance Vendors[2]	112,500	0.2%
Selling commissions and fees[3]	3,750,000	5.0%

Total offering expenses	6,487,500	8.7%

Net offering proceeds[4]	$68,512,500	91.4%

Application of net proceeds:
Real estate acquisition[5]	$62,958,500	83.9%
Real estate acquisition costs[6]	3,665,000	4.9%
Operating reserves[7]	1,889,000	2.5%

Net offering proceeds	$68,512,500	91.4%

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All net offering proceeds are intended for the purchase of target properties identified and determined by the Manager. The amounts presented are estimates based on the best information available at the date of this Offering Circular and the experience of the Manager. The Manager will attempt in all cases to minimize costs and increase the amount available to acquire the initial real estate portfolio properties of the Fund, but there is no assurance that the expenses necessary to achieve the Fund’s goals will not exceed the amounts estimated.

[1]	General Offering Expenses include legal, accounting, printing, advertising, marketing, any "cost of capital" associated with an investor transaction, and other expenses related to this Offering. The Fund will bear its own organizational and syndication expenses. These expenses may be advanced by the Sponsor and reimbursed by the Fund. The Sponsor may be reimbursed up to three percent (3%) of the proceeds of this Offering ($2,250,000).

[2]	The Sponsor has contracted with several compliance vendors that will earn a small fee for each investor into the fund. These vendors provide technology and services that enable the Sponsor to remain compliant with all applicable regulations.

[3]	The Fund currently has no agreements for any outside persons to sell the Equity Shares on its behalf. However, the Fund may, but is not obligated to, utilize the services of a FINRA broker/dealer or private persons acting as finders. Because the securities will be offered on a best efforts basis, there can be no assurances that all or any part of this Offering will be sold. It is possible that a fee may be incurred, if the services of a registered broker-dealer(s) are enlisted. Such estimated fee could amount to five percent (5%), if not more, but the Sponsor will in all circumstances expend its efforts to minimize any and all fees.

[4]	Until required in connection with the acquisition of the Fund’s initial real estate portfolio, substantially all of the net offering proceeds may be invested in short-term, low risk, highly liquid, interest-bearing investments limited to bank deposits and treasury bonds or other governmental securities as appropriate, or other authorized investments as determined by the Fund.

[5]	The funds available for real estate acquisition constitute that portion of net offering proceeds anticipated to be available and dedicated to the acquisition of the initial real estate portfolio of the Fund, net of all transaction expenses.

[6]	Acquisition costs are all the transaction costs associated with acquiring commercial real estate, except for the purchase price. Acquisition costs include, but are not limited to, brokerage fees, appraisal and survey costs, environmental reports, due diligence efforts, adjustments for real estate taxes, legal fees, and other necessary costs and adjustments.

[7]	Net offering proceeds allocated to operating reserves are intended to establish an appropriate level of cash and cash equivalents on-hand to meet the operational expenses of the Fund. Such operating expenses include, but are not limited to, payroll, management costs, overhead, and other costs associated with operating the Fund. The operating reserves are expected to be wholly funded by operations as soon as the initial real estate property or properties are acquired.

The Fund reserves the right to change the above use of proceeds, if management believes doing so is in the best interests of the Fund.

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Management’s Discussion and Analysis of Financial Condition

The following management’s discussion and analysis of financial condition and results of operations provides information that management believes is relevant to an assessment and understanding of our plans and financial condition. The following selected financial information is derived from our historical financial statements and should be read in conjunction with such financial statements and notes thereto set forth elsewhere herein and the “Forward-Looking Statements” explanation included herein.

This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

General

The investment opportunity offered hereby is speculative and involves a high degree of risk. There can be no assurances that an Investor will realize a substantial or any return on their investment. The value of every Shareholder’s holding of Equity Shares will be equal to the consolidated net asset value of the Fund assets in proportion to each Member’s respective Capital Contribution on a fully diluted basis. The Manager, REI Capital Management, LLC, will exclusively manage the Company.

REICG was formed in the State of Delaware in November 2018 and REI Capital Management, LLC; our Manager will exclusively manage the Company. The Company has been formed to invest, directly or through subsidiaries, in real estate assets throughout the United States. The Company intends to focus its acquisitions on multi-tenant stabilized open-air shopping centers. However, the Company may invest opportunistically in other types of real estate properties. The Company's headquarters are in Stamford, Connecticut.

The Company’s activities since inception have consisted of formation activities and preparations to raise capital. As of the date of this offering circular, the Fund has not yet commenced active operations. Once the Company commences its planned principal operations, it will incur significant additional expenses and require deployment of significant capital. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including but not limited to failing to secure additional funding to operationalize the Company’s planned operations or failing to profitably operate the business. We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of assets we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, restructuring property loans or liquidating our investment in one or more assets. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Fund does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We have not entered into any arrangements creating a reasonable probability that we will own a specific property. The number of additional properties that we will acquire will depend upon the number of Equity Shares sold and the resulting amount of the net proceeds available for investment in additional properties. Until required for the acquisition or operation of assets, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments limited to bank deposits and treasury bonds or other governmental securities as appropriate.

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Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, we will disclose the effective date on which we are required to adopt recently issued and effective accounting standards that apply to our consolidated financial statements.

Results of Operations

As of the date of this offering circular, we have had limited operations – all related to formation and offering expenses. We have yet to receive any revenue.

We had operating expenses of $91,037 and $39,740 for the six months ended June 30, 2024 and 2023, respectively, and operating expenses of $126,093 and $120,605 for the year ended December 31, 2023 and 2022, respectively, which operating expenses were advanced by our Sponsor and are related to this offering.

Liquidity and Capital Resources

As of June 30, 2024, REICG has consolidated assets consisting of a minimal cash balance, as its expenses are advanced by the Sponsor.

As of June 30, 2024, REICG had total consolidated liabilities of $716,408 of which $633,007 is due to the Sponsor and the remaining amount was accrued expenses.

REICG has $200 cash on hand as of June 30, 2024.

REICG’s liquidity and capital resources are all advanced by the Sponsor. REICG’s goal is to raise $75,000,000 in this Offering and will begin operations immediately upon receipt of sufficient funds. Additionally, REICG plans future offerings as market conditions allow and will increase operations proportionately and to the benefit of all investors in its equity securities by providing greater diversity of its real estate portfolio. If necessary, the Sponsor may continue to supplement REICG’s liquidity to meet its current obligations, until this Offering is closed. Upon the qualification of the Form 1-A, REICG plans to pursue its investment strategy of acquiring commercial stabilized open-air retail center real estate in target markets throughout the United States. However, there is no guarantee that REICG will make any such acquisitions. Making such investments will depend predominantly on the amount of funds raised and the availability of acquisition opportunities that meet REICG’s investment policies and criteria. There can be no assurance that additional capital will be available to REICG. If so, REICG’s investment objective of acquiring commercial retail centers in target markets across the continental U.S. may be adversely affected. REICG currently has no acquisition or investment agreements, arrangements, or understandings with any person to acquire real estate properties, as described. Since REICG has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable Company.

Plan of Operations

Our Investment Plan

Management intends to invest the funds from this Offering in properties that meet our investment criteria. We intend to use a variety of internal metrics to evaluate our strategy including using a Cash-on-Cash (“COC”) return calculation.

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A COC return is a prevalent measurement of investment success for retail commercial real estate (“Retail CRE”) and commercial real estate (“CRE”) transactions in general. The quotient is derived by dividing cash income earned and/or distributed (i.e., dividend, numerator) by the cash (i.e., capital) invested (i.e., divisor, denominator). Put simply, COC return measures the annual return an investor has recognized or realized on a property or properties, after taking into consideration the amount of debt service. It is relatively easy to calculate and one of the most salient and commonly used real estate investment return calculations.

While there are other methods to calculate return-on-investment (“ROI”), COC is a ubiquitous measure of return on investment for Retail CRE. Retail CRE is desirable for investment purposes because it tends to provide a stable Net Operating Income (“NOI”), significantly attributable to the industry’s use of Triple-Net (NNN) leases, under which tenants pay a fixed rent ($/sf) plus additional rent or escrow payments ($/sf) to cover the cost of maintenance, insurance, and property taxes. For a well managed property, NOI can equate to 95% of fixed rentals and NOI less annual debt service generally approximates Pre-Tax Annual Cash Flow. The COC Return (%) = Pre-Tax Annual Cash Flow ÷ Invested [Cash] Equity.

Strategy for Operations Liquidity

In this Offering, we are offering and selling to the public up to $75,000,000 of Equity Shares. Amounts raised will be used to cover acquisition costs, including the purchase price, of any properties we acquire, the payment of our operating and administrative expenses, and any continuing debt service obligations. Generally, we will fund additional acquisitions from the net proceeds of this Offering. We intend to acquire additional assets with cash and/or debt. As we are dependent on capital raised in this offering to conduct our business, our investment activity over the next twelve (12) months will be dictated by the capital raised in this offering. If the capital raised in this offering is insufficient to purchase assets solely with cash, we will implement a strategy of utilizing a mix of cash and debt to acquire assets.

In addition to the capital raised in this Offering, we expect to use debt financing as a second source of capital. The Manager intends to utilize leverage in a debt to equity ratio that it believes provides appropriate benefits in yield to Shareholders and is beneficial for cash flow management (i.e., cost of debt v. equity).

Going forward, we anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, and any continuing debt service obligations. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on the performance of each of our properties and the economic and business environments of the various markets in which our properties are located. Our ability to liquidate our assets is partially dependent upon the state of real estate markets and the ability of mortgagors to obtain financing at reasonable commercial rates. In general, we intend to pay debt service from cash flow obtained from operations. If cash flow from operations is insufficient then we may exercise the option to partially leverage the asset to increase liquidity. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, we may use funds out of a reserve account which we may set up for that purpose in the future. Moreover, our Manager may change this policy, in its sole discretion, at any time to facilitate meeting its cash flow obligations.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of assets and undistributed cash flow, subject to the limitations previously described. Note that, currently, we have not identified any additional source of financing, other than the proceeds of this offering, and there is no assurance that such sources of financing will be available on favorable terms, if at all.

Trends

Our Manager is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted assets, the commercial real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

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Investment Objectives and Strategy

Investment Objectives

Our primary investment objectives are:

•	to acquire stabilized, positive cash-flow, open-air commercial retail properties that meet our investment criteria;

•	to increase annually realized cash flow in subsequent periods by investing free cash-flow to acquire additional positive cash flow properties; and

•	to periodically inform investors of a net Share value based upon, at a minimum, the Audited financial statements (as adjusted) of the Fund and, likely more frequently, based on the unaudited financial statements (as adjusted) of the Fund.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Market Overview and Opportunity

Management’s property acquisition strategy is to purchase stabilized, multi-tenant, open air, retail shopping centers, anchored or shadow-anchored by grocery or big-box national brand stores that are 80% to 100% fully Triple-Net (NNN) leased. Management’s acquisition strategy is grounded in the CEO’s experience with this segment of the commercial real estate market.

Targeted Investments

The Fund intends to focus on multi-tenant stabilized open air shopping centers; strategically located within the U.S., which areas have affluent demographics and strong employment markets; and which are currently generating positive cash flow after capital and ordinary expenditures.

In evaluating properties for the Fund, we will use two important metrics, the capitalization rate or “Cap Rate” and cash-on-cash (“COC”) returns.

•	The Cap Rate is a metric in real estate investing that measures the expected rate of return to be received on an “unlevered” investment property. The Cap Rate is calculated by dividing a property’s net operating income (“NOI”) by its purchase price. Conversely, property purchase price can be derived by dividing NOI by our desired Cap Rate, Cap Rate represents the rate of return on investment (“ROI”), expressed as a percentage, for an all-cash transaction.
•	Cash-on-cash return (“COC”) is a prevalent measurement for retail commercial real estate (“Retail CRE”) and commercial real estate (“CRE”) transactions in general, as a measurement of investment profitability. The quotient is derived by dividing cash income earned and/or distributed (i.e., dividend, numerator) by the cash (i.e., capital) invested (i.e., divisor, denominator). Put simply, COC return measures the annual return an investor will recognize or realize on a property, after taking into consideration (i.e., deducting) the amount of debt service.

Based on our investment criteria, we will seek to invest in properties that offer and can potentially achieve COC returns equal to or exceeding current market returns applicable to and inherent in currently existing targeted properties in the geographies identified. Depending on local, regional, and national market conditions, Management anticipates targeting properties with potential annual returns of 8% to 9%.

Targeted properties will have triple-net leases (or “NNN leases”) and, at a minimum, be eighty percent (80%) leased at acquisition, which investment criteria are subject to change at the Manager’s discretion, but which changes are not currently contemplated. NNN leases are common in Retail CRE. NNN leases provide stable NOI as tenants pay a fixed rent plus their agreed to allocation of maintenance, insurance, and property taxes, which allocation is generally based on the amount of property square footage leased. Generally ninety-five percent (95%) of the annual fixed (i.e., minimum) lease rental income should approximate the annual NOI.

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Within this category, the Fund will target assets with purchase prices that range from USD$5 million to USD$25 million, which the Manager believes is generally too large for typical individual investors and too small for institutional investors. The Manager believes that there is decreased competition in this purchase price range and, therefore, property acquisition opportunities potentially provide higher Cap Rates.

The investment policy and criteria will be at the sole discretion of the Manager and no assurances can be given that these objectives will be attained. For instance, if opportunities arise, the Manager, in its sole discretion, may use the proceeds of this offering to originate, acquire, asset manage, selectively leverage, syndicate and opportunistically sell commercial real estate properties, debt securities and other real estate-related assets.

Market Information

Cap Rates are an important metric in measuring real estate. In the primary sector targeted by this offering and in which we intend to focus (i.e., Retail CRE), according to a CoStar Group, Inc. report dated June 2022, the annual average transaction Cap Rate for all U.S. retail properties in 2008 was 7.3% and in 2022 it was 6.0% with a median Cap Rate over the period of 6.9%.

Based on experience and supported by historical data, a positive spread between mortgage interest rates and Cap Rates is generally available on investment properties; in fact, such spread has never failed to be available for any property with which the Sponsor is familiar. Based on the June 2022 CoStar Group, Inc. report, the spread between mortgage rates and Cap Rates averaged 2%, which means that a property acquired based on a 6% Cap Rate may reasonably be expected to generate approximately an 8% COC return.

We note that this is based on historical information, and we anticipate that Cap Rates will change to reflect changes in both macroeconomic factors and significant changes in property type fundamentals, such as, the effect of e-commerce sales on retail stores, the impact remote or hybrid work schedules have on office building occupancies, and supply chain challenges on warehouse & distribution facilities. Many of these factors will be location specific and could have an effect on the general retail sector of the economy.

Investment Decisions and Asset Management

Within our investment policies and objectives, our Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires:

•	extensive deal networking to source acquisition opportunities;

•	in-depth analysis of property specific data and the local competitive environment, both comparatively and generally;

•	diligent review of tenant leases and verification of any tenant estoppels;

•	Utilization of professional engineering reports, property condition reports, environmental reports, and zoning reports;

•	analysis of local demographics to be consistent with objectives and investment criteria;

•	active asset management to increase the potential to maximize value; and

•	requiring Manager personnel to physically visit each site and report to the Board as part of the due diligence process.

The Manager believes that active property management is integral to maximizing value. Competitively advantaged properties can and do attract stable lessees and at, if not above, market rents. Increasing demand for a property’s spaces potentially increases fixed rental income, which thereby increases the underlying value of the property. This investment and management process generally leads to increased cash-flows, which provides further investment resources and ultimately increases investment returns.

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To execute this investment approach, our real estate professionals employ the following investment and asset management principles:

•	Local Market Research – The investment team expends efforts to extensively research the acquisition and/or origination and underwriting of each transaction, utilizing local market data, analysis of a property's competitive set and relative competitive advantages, as well as the experience of our network of professionals and in-market relationships.

•	Underwriting Discipline – A controlled and disciplined process is carried out to examine all elements of a potential investment, including, with respect to Retail CRE and CRE, in general, a property’s location (including demographics), income-producing capacity (including review of three or more years of financial statements (if available) and tax returns, as property history dictates, current leases, maintenance records, real estate tax data, etc.), prospects for long-range appreciation and liquidity (including reviewing factors such as a zoning, etc.).

•	Risk Management – Risk management is a fundamental principle in our construction of portfolios and in the management of each investment. Risk is managed through disciplined underwriting and adhering to data analysis, identifying the upside and improvement in the business plan for each asset, and constructing a portfolio with diversification and moderate leverage.

•	Asset Management – Prior to the purchase of an individual asset or portfolio of assets, a specific asset business/post-acquisition plan is developed. This is a forecast of the action items to be taken and the capital needed, if any, to achieve the anticipated returns and maximize property value. We review asset business strategies regularly to anticipate changes or opportunities in the market. This process allows us to maximize rental collections during the holding period and property value throughout the investment period.

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Dividend Policy

REI Capital Growth LLC (the “Fund”) intends to give investors the opportunity to participate in long-term investment strategies with the aim of benefiting from income performance and asset appreciation of commercial real estate assets. This investment structure uses the NAV basis for valuation of Equity Shares which is a feature of an entity the primary business of which is the owning, leasing, and managing commercial real estate and, which Fund is designed to provide the benefits of an Interval Fund (“IF”) combined with the long-term hold and capital reinvestment strategies of a “Permanent Capital Vehicle” (“PCV”). The Fund intends to value Equity Shares based on the Fund’s NAV and the Fund intends, at a minimum, to reinvest 90% of the Fund’s free cash flow into acquiring additional properties thereby increasing the Fund’s real estate portfolio and thereby incrementally increasing NOI and Free Cash Flow. The Company’s “Free Cash Flow” is all income after property expenses, taxes, debt, and Fund operating expenses. The record of Shareholder ownership is also maintained in the secure records of REICG. The remaining 10% of the Free Cash Flow, will be reserved for redemptions, at the Manager’s discretion, considering the best interests of Shareholders

The Fund does not intend to pay dividends or make any distributions in the near future.

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Prior Performance Summary

The information presented in this section represents the experience of eight real estate programs sponsored by an affiliate of our Manager, which we refer to as the “Prior Programs” (defined below). Investors in our Equity Shares should not assume that they will experience returns, if any, comparable to those experienced by investors in our Manager’s affiliated Prior Programs. Investors who purchase our Equity Shares will not acquire any ownership interest in any of the entities to which the following information relates.

The returns to our investor will depend in part on the mix of assets in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio may not mirror the portfolio of the Prior Programs or any the experiences of Mr. Blair in any of these respects, the returns to our investors may vary from those generated by our Manager’s affiliated Prior Programs. The Prior Programs were conducted through privately-held entities that were not subject to the fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. As a result, you should not assume the past performance of Mr. Blair or the Prior Programs described below will be indicative of our future performance.

Overview of Our Manager

Our Manager, REI Capital Management LLC, is a recently formed entity and has no direct performance or experience. Our Manager has corporate officers, executives and some common ownership that is similar to other companies operating in the real estate industry.

For purposes of this prior performance summary, our Manager views its prior programs as investment opportunities originated by an affiliate of our Manager for which its affiliate serves as the issuer.

Specifically, Alan R. Blair, the founder and CEO, has been an owner and manager of commercial real estate (“CRE”) since 1985. In 2010, Mr. Blair transitioned from owning and operating multi-family properties into multi-tenant, retail, open-air commercial centers, co-anchored by big box national brand stores (e.g., Wal-Mart) (“Retail CRE ”), which is the type of properties targeted for acquisition by our investment strategy. Mr. Blair completed two Retail CRE acquisitions for his own account, which properties are still owned and managed.

From 2013 to 2017, Mr. Blair sponsored eight private, friends and family, investment programs to acquire Retail CRE property (the “Prior Programs”). The eight investment programs are each structured as independent single property special purpose entities (“SPEs”s) that are legally formed as limited liability companies that are taxed as partnerships on a cash-basis. Mr. Blair individually, or in conjunction with others, is the properties’ manager, the managing member of each of the SPEs, as well as holding a personal (e.g., non-managing member/limited partner) interest therein.

Our Investment Manager’s Prior Programs

Overview

The Prior Programs in total amounted to 99,900 sq/ft amounting to $31,483,000 of value (i.e., assets under management – “AUM”) originally occupied by 43 tenants, which number of tenants is currently 46, which change in the number of tenants is identified in the tables provided below and is attributable to adapting the noted property space to tenant requirements. To date, two programs have disposed of properties, the proceeds have been distributed, and the SPEs have been dissolved. The remaining six program properties continue to operate and are actively managed by Mr. Blair.

Mr. Blair’s first program successfully provided an annual 9.2% Cash-on-Cash (“COC”) return, making monthly distributions for a period of four years, without interruption. Program 1 additionally experienced a 10.5% actual Cap Rate (average net operating income divided by purchase price). Upon disposal in 2018, Mr. Blair successfully returned to each investor a 121.5% gain over their original investment for a 19.4% internal rate of return, after deducting the 30% managing member/general partner waterfall distribution.

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Mr. Blair’s sixth program consisted of ownership of a four tenant open-air commercial center. The property was purchased in April 2016 for $3.3 million. From 2016, the year of acquisition, to December 31, 2017, the investment property provided a 7.3% COC return to investors. Program 6 additionally experienced a 6.3% actual Cap Rate. In the third year, one of the four tenants declared bankruptcy and, therefore, vacated the property. Forthwith, the Covid-19 pandemic had severe macro-economic consequences that disrupted retail operations across the U.S., which created significant difficulty to re-lease the vacated retail space and increased the holding period at lower than optimal occupancy. Resulting from the pandemic, coupled with the prior bankrupt tenant vacancy, the program experienced 80% occupancy, requiring suspension of all distributions until the vacancy could be filled and cash flow restored in excess of operations, debt service, and escrows. The property was fully-leased in 2021 and disposed of in 2022 for $3.4 million, due to investor liquidity desires and fortuitously prior to the interest rate crisis. The end result to investors was a 17.9% gain over their investment for a 2.7% internal rate of return over the six-year holding period.

Mr. Blair worked with seven programs during the pandemic one of which is described in Appendix A. With respect to the remaining six program properties, not a single tenant was lost during the pandemic. Mr. Blair was able to work with individual tenants, offering forbearance as needed, to ensure all small family concerns did not go out of business. All existing tenants were able to stay in business through the pandemic and to date and continue to pay rent as per their triple net leases. The remaining program properties in total amount to 85,500 sq/ft amounting to total acquisition costs of $25,888,500 and property purchase cost of $24,703,000 (i.e., assets under management – “AUM”) and are occupied by 38 tenants. In the average eight year holding period for the six programs, $4,277,000 has been distributed to investors/non-managing members/limited partners, representing a net rental yield (i.e., cash distributed divided by investment) mean of 5.4% COC return to investors and an actual Cap Rate of 7.6%, which includes the pandemic periods that reduced distributions for three years of the average eight year holding period through December 31, 2023.

None of the offerings of the Prior Programs have closed in the most recent five years; the most recent Prior Program offering to have closed is Program 8, which offering closed on June 2, 2017. The single property owned by each of the Prior Programs 2 to 5 and Prior Programs 7 and 8 are still operating, the SPEs are active, and there are no plans of disposal in place. The single property owned by Prior Program 1 was disposed of on March 22, 2018, which is greater than five years past and, therefore, is not included in the Prior Performance Tables included in Appendix A hereto. The single property owned by Prior Program 6 was disposed of on June 3, 2022 and, as such, is the only Prior Program included the Prior Performance Tables included in the Appendix A hereto.

The following provides certain salient summarized information for the Prior Programs including acquisition and disposal dates, property attributes, cash raised and property purchase price, Cap Rate realized and the investment objective Cap Rate at acquisition, cash distributed and relevant performance metrics, and capital expenditures. Following the summarized information are the income statements by year for each of the Prior Programs including a reconciliation to net operating income (“NOI”) and the monthly distributions paid to investors per annum. All information is on a tax basis and, as aforementioned, the Prior Programs are all cash-basis tax payers.

Prior Programs – Summarized Information

			Program
			1		2		3		4		5		6		7		8
	Total		Property: Acquisition and Disposal Dates (as applicable) and Attributes
Date of Closing of Offering			2013-12-13		2014-07-15		2014-12-31		2015-04-27		2015-11-30		2016-04-09		2016-07-14		2017-06-02
Acquisition Date			2013-12-23		2014-07-23		2015-01-28		2015-04-30		2015-12-16		2016-04-28		2016-07-21		2017-06-09
Disposal Date			2018-03-22		–		–		–		–		2022-06-03		–		–
Years owned	7.43	(a)	4.25	(a)	9.44	(a)	8.93	(a)	8.67	(a)	8.04	(a)	6.10	(a)	7.44	(a)	6.56	(a)
Property Square Footage	99,902		5,650		12,000		18,600		13,965		14,787		8,780		14,720		11,400
No. of Tenants - Original	43		4		5		5		7		10		4		4		4
No. of Tenants - Current	46		4		6		6		7		10		4		5		4

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			Cash Invested, Property Purchase Price, and Cap Rate Summaries
Cash Invested	$12,080,750	(b)	$734,750	(b)	$1,100,000	(b)	$1,225,000	(b)	$1,806,000	(b)	$2,300,000	(b)	$1,390,000	(b)	$2,000,000	(b)	$1,525,000	(b)
Original Debt - Mortgage	19,402,500		1,325,000		1,730,000		1,868,750		2,990,000		3,623,750		2,145,000		3,120,000		2,600,000

Acquisition Cost - Total	31,483,250		2,059,750		2,830,000		3,093,750		4,796,000		5,923,750		3,535,000		5,120,000		4,125,000
Less:
Purchase Price	29,892,460		1,839,616		2,702,305		2,892,873		4,607,040		5,611,371		3,349,553		4,858,893		4,030,809

Acquisition Costs and Cash Reserve	$1,590,790		$220,134		$127,695		$200,877		$188,960		$312,379		$185,447		$261,107		$94,191

Acquisition Cost and Cash Reserve : Purchase Price	5.32%		11.97%		4.73%		6.94%		4.10%		5.57%		5.54%		5.37%		2.34%

Average Net Operating Income ("NOI") - Over Ownership	$2,250,617		$193,096		$218,120		$246,772		$380,252		$397,884		$209,754		$322,691		$282,049

Actual Cap Rate (Average NOI ÷ Purchase Price)	7.5%		10.5%		8.1%		8.5%		8.3%		7.1%		6.3%		6.6%		7.0%

Investment Objective Cap Rate at Acquisition	8.1%		9.3%		8.4%		8.8%		8.2%		7.6%		7.8%		8.0%		6.9%

			Cash Distributions, Cash-on-Cash Returns, and Capital Expenditures
Cash Distributions	$7,542,784	(c)	$1,627,681	(c)	$509,236	(c)	$581,929	(c)	$954,791	(c)	$1,043,663	(c)	$1,638,408	(c)	$477,788	(c)	$709,288	(c)

Recapture of Investment (Nominal) (c ÷ b)	62.4%		221.5%	(1)	46.3%		47.5%		52.9%		45.4%		117.9%	(2)	23.9%		46.5%

Annualized - COC - Return ((c ÷ b) ÷ a)	8.4%		52.2%		4.9%		5.3%		6.1%		5.6%		19.3%		3.2%		7.1%

Capital Expenditures - Over Ownership	$511,590		$59,824		$246,506		$21,086		$24,819		$116,234		$–		$–		$43,121

Notes:	(1)	Program 1, disposed of in 2018, returned investors 121.5% plus their initial investment for an internal rate of return of 19.4%.
	(2)	Program 6, disposed of in 2022, returned investors 17.9% plus their initial investment for an internal rate of return of 2.7%.

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Prior Programs – Income Statements

	Program
Total	1	2	3	4	5	6	7	8
	Year Ended December 31, 2023
Rental Income	$–	$394,941	$280,742	$603,460	$706,048	$–	$408,551	$359,194
Less:
Total Expenses	–	345,641	241,497	528,911	623,505	–	403,286	289,871

Taxable Income	–	49,300	39,245	74,549	82,543	–	5,265	69,323
Add:
Depreciation	–	145,292	55,744	89,032	114,845	–	83,558	70,611
Interest	–	67,775	67,643	188,121	131,946	–	116,180	89,705
Mortgage - Principal Repayment	–	52,995	57,357	14,810	116,387	–	98,198	66,624

Net Operating Income ("NOI")	$–	$315,362	$219,989	$366,512	$445,721	$–	$303,201	$296,263

Cash Distributions	$–	$44,004	$49,892	$150,670	$214,487	$–	$165,354	$123,570

	Year Ended December 31, 2022
Rental Income	$–	$297,559	272,457	$548,201	$650,929	$148,424	$413,215	$336,712
Less:
Total Expenses	–	386,806	309,436	457,112	517,094	141,335	320,986	284,495

Taxable Income	–	(89,247)	(36,979)	91,089	133,835	7,089	92,229	52,217
Add:
Depreciation	–	123,854	123,751	88,825	104,565	26,436	83,558	70,197
Interest	–	70,309	70,162	132,209	136,843	45,380	119,992	103,457
Mortgage - Principal Repayment	–	47,473	54,839	96,292	111,490	–	94,066	66,809

Net Operating Income ("NOI")	$–	$152,389	211,773	$408,415	$486,733	$78,905	$389,845	$292,680

Cash Distributions	$–	$–	102	$60,415	$173,987	$1,351,682	$25,822	$108,245

	Year Ended December 31, 2021
Rental Income	$–	$277,000	$247,437	$521,230	$542,382	$298,454	$394,427	$360,017
Less:
Total Expenses	–	314,389	244,109	429,702	514,549	346,808	338,111	227,623

Taxable Income	–	(37,389)	3,328	91,528	27,833	(48,354)	56,316	132,394
Add:
Depreciation	–	94,622	55,744	88,825	97,766	114,900	101,958	69,505
Interest	–	72,111	75,850	97,502	141,538	81,562	121,396	64,435
Mortgage - Principal Repayment	–	44,931	49,151	95,286	106,795	62,630	90,141	64,037

Net Operating Income ("NOI")	$–	$174,275	$184,073	$373,141	$373,932	$210,738	$369,811	$330,371

Cash Distributions	$–	$–	$2,942	$15,064	$–	$–	$1,198	$124,796

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Prior Programs – Income Statements

	Program
Total	1	2	3	4	5	6	7	8
	Year Ended December 31, 2020
Rental Income	$–	$242,100	$318,979	$483,745	$520,148	$242,070	$371,769	$284,556
Less:
Total Expenses	–	235,884	227,858	409,624	552,383	280,861	419,250	224,013

Taxable Income	–	6,216	91,121	74,121	(32,235)	(38,791)	(47,481)	60,543
Add:
Depreciation	–	52,205	55,744	88,678	126,116	57,678	164,718	69,505
Interest	–	55,691	70,523	111,412	146,424	84,367	123,580	59,706
Mortgage - Principal Repayment	–	16,629	12,898	36,620	100,743	59,825	86,152	45,906

Net Operating Income ("NOI")	$–	$130,741	$230,286	$310,831	$341,048	$163,079	$326,969	$235,660

Cash Distributions	$–	$2,688	$18,611	$38,562	$87,298	$223	$–	$87,454

	Year Ended December 31, 2019
Rental Income	$–	$268,389	$346,704	$532,680	$649,938	$260,379	$336,511	$333,341
Less:
Total Expenses	64,705	261,051	242,042	430,916	544,553	254,643	342,091	297,677

Taxable Income	(64,705)	7,338	104,662	101,764	105,385	5,736	(5,580)	35,664
Add:
Depreciation	–	52,205	55,744	88,639	97,574	57,678	83,558	69,505
Interest	–	75,541	75,287	115,855	150,249	86,540	126,746	124,197
Mortgage - Principal Repayment	–	45,659	49,358	79,782	96,917	57,652	82,988	58,318

Net Operating Income ("NOI")	$(64,705)	$180,743	$285,051	$386,040	$450,125	$207,606	$287,712	$287,684

Cash Distributions	$20,100	$43,817	$60,236	$131,094	$71,871	$2,107	$1,316	$98,545

	Year Ended December 31, 2018
Rental Income	$74,531	$355,612	$334,768	$550,896	$636,813	$305,582	$349,157	$344,882
Less:
Total Expenses	83,084	258,385	240,373	470,780	531,579	266,312	329,273	283,554

Taxable Income	(8,553)	97,227	94,395	80,116	105,234	39,270	19,884	61,328
Add:
Depreciation	9,252	52,205	55,744	88,639	96,228	57,678	83,558	69,505
Interest	14,681	77,726	77,456	127,516	154,328	88,721	124,197	115,809
Mortgage - Principal Repayment	–	43,474	47,189	84,423	92,839	36,966	33,248	28,573

Net Operating Income ("NOI")	$15,380	$270,632	$274,784	$380,694	$448,629	$222,635	$260,887	$275,215

Cash Distributions	$1,321,904	$95,841	$118,401	$117,477	$110,003	$80,599	$36,098	$115,844

	Year Ended December 31, 2017
Rental Income	$332,242	$363,169	$336,102	$542,473	$572,451	$349,067	$487,255	$174,828
Less:
Total Expenses	258,481	272,669	242,960	458,096	510,923	251,317	352,432	162,889

Taxable Income	73,761	90,500	93,142	84,377	61,528	97,750	134,823	11,939
Add:
Depreciation	37,005	52,207	55,746	88,643	96,232	57,680	83,561	37,707
Interest	49,055	79,802	79,528	112,520	156,148	89,166	129,697	46,901
Mortgage - Principal Repayment	50,262	41,398	70,355	66,814	–	–	–	–

Net Operating Income ("NOI")	$210,083	$263,907	$298,771	$352,354	$313,908	$244,596	$348,081	$132,680

Cash Distributions	$75,644	$101,855	$118,389	$176,744	$195,845	$128,714	$186,000	$50,834

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Prior Programs – Income Statements

	Program
Total	1	2	3	4	5	6	7	8
	Year Ended December 31, 2016
Rental Income	$343,623	$406,085	$334,180	$569,777	$571,109	$212,723	$157,618	$–
Less:
Total Expenses	271,695	294,955	243,655	430,786	677,365	265,096	309,756	–

Taxable Income	71,928	111,130	90,525	138,991	(106,256)	(52,373)	(152,138)	–
Add:
Depreciation	36,366	52,207	55,746	88,643	96,232	38,454	34,817	–
Interest	73,160	82,004	81,731	125,899	150,159	53,011	47,259	–
Mortgage - Principal Repayment	–	39,196	42,914	69,737	–	–	–	–
Legal and Professional - Acquisition	–	–	–	–	35,708	31,704	44,856	–
Commissions - Property Acquisition	–	–	–	–	163,710	80,562	140,952	–

Net Operating Income ("NOI")	$181,454	$284,537	$270,916	$423,270	$339,553	$151,358	$115,746	$–

Cash Distributions	$75,328	$97,831	$116,376	$167,234	$190,172	$75,083	$62,000	$–

	Year Ended December 31, 2015
Rental Income	$329,744	$335,361	$294,768	$325,640	$–	$–	$–	$–
Less:
Total Expenses	256,885	282,764	363,149	368,541	–	–	–	–

Taxable Income	72,859	52,597	(68,381)	(42,901)	–	–	–	–
Add:
Depreciation	35,471	52,206	51,101	59,094	–	–	–	–
Interest	58,405	83,645	76,240	85,572	–	–	–	–
Mortgage - Principal Repayment	14,901	37,555	38,018	44,852	–	–	–	–
Legal and Professional - Acquisition	–	–	14,822	2,740	–	–	–	–
Commissions - Property Acquisition	–	–	115,000	144,900	–	–	–	–

Net Operating Income ("NOI")	$181,636	$226,003	$226,800	$294,257	$–	$–	$–	$–

Cash Distributions	$73,475	$92,400	$96,980	$97,531	$–	$–	$–	$–

	Year Ended December 31, 2014
Rental Income	$303,666	$124,284	$–	$–	$–	$–	$–	$–
Less:
Total Expenses	307,966	160,417	–	–	–	–	–	–

Taxable Income (Loss)	(4,300)	(36,133)	–	–	–	–	–	–
Add:
Depreciation	35,471	21,753	–	–	–	–	–	–
Interest	59,166	39,111	–	–	–	–	–	–
Mortgage - Principal Repayment	152,339	12,037	–	–	–	–	–	–
Legal and Professional - Acquisition	53,596	23,456	–	–	–	–	–	–

Net Operating Income ("NOI")	$296,272	$60,224	$–	$–	$–	$–	$–	$–

Cash Distributions	$61,230	$30,800	$–	$–	$–	$–	$–	$–

Factors Differentiating Us from the Prior Programs

Our Company is focused on purchasing multiple properties within a single portfolio, providing diversification and minimizing the concentration of rentals attributable to any individual tenant, while the Prior Programs related to single properties.

Additional Information

See “Prior Performance Tables” in Appendix A to this offering circular for more information regarding the performance of Program 6, the property of which was disposed of on June 3, 2022.

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Conflicts of Interest

General

The officers and directors of our Manager and the key real estate and debt finance professionals of our sponsor who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of our sponsor and other entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other real estate-related or debt-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, our sponsor may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Payment of Certain Fees and Expenses of our Manager

Our Manager is a wholly-owned subsidiary of our sponsor. We pay fees and expenses to our Manager, and its affiliates, including our sponsor that was not determined on an arm’s length basis. The asset management fee paid to our Manager is based on our net total value of all Fund assets, which is calculated by our sponsor’s internal accountants and asset management team. For instance, our Manager may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets in order to avoid a reduction in such value.

The Manager and/or affiliates may charge reasonable, market-based loan brokerage, extension, processing, underwriting, and inspection fees in connection with services provided in connection with the business of the Fund (see, “Compensation of Our Manager”). Our affiliate REI Advisors LLC, a Commercial Real Estate Brokerage firm, may receive compensation in the form of commissions paid through the closing of the purchase or sale of a Fund Asset. All fees and compensation paid to affiliates will be market-based and commercially reasonable. However, the determination of such factors will be in the sole discretion of the Manager.

The Manager will devote only such time to REICG’s affairs as may be reasonably necessary to conduct its business. The Manager, and/or its affiliates and principals, may be a manager of other companies (some of which may directly compete with the business of REICG) and have other business interests of significance.

The Manager also supervises and controls the business affairs of the Fund’s potential primary lender REI Capital Income LLC (“REICI”) and receives compensation from REICI. The business of REICI is to make loans to borrowers seeking to finance the borrower’s purchase or refinance of commercial real estate property. The Manager locates lending opportunities for REICI, raises capital for REICI, administers the financial affairs of REICI, and renders certain other services. The Manager may determine that an REICI loan can efficiently finance the purchase or refinance of a commercial real estate property by REICG and, as Manager of REICI and Manager of REICG, cause the loan to be made by REICI to REICG. As the principal party for both REICI as lender and REICG as borrower, the Manager’s representation of both entities simultaneously is in conflict.

Furthermore, while the Manager in its capacity as Manager is obligated to consider the interests of the Shareholders as a whole, the Manager may decide to act in its capacity as a Shareholder without considering the interests of other Shareholders. The interests of the Manager in its capacity as a Shareholder may be adverse to the interests of other Shareholders.

The Manager and REICG are not represented by separate counsel. Some of the attorneys and other experts who have prepared the documents for this Offering also perform other services for the Manager. This representation will continue.

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Manager as Shareholder

The Manager is currently the sole Member of the Fund, and may own shares in the future due to performance awards consisting of units of PHAT Holding LLC which can be converted into Equity Shares of the Fund, See “Performance Allocations”. Should the Manager invest directly in the Fund, the Manager may determine to have the Fund accept its investment while rejecting the investments of others (though it does not intend to do so).

Broker/Dealer Representatives may receive Equity in the Fund or other Compensation

In connection with this Offering, the Manager currently has no agreements for any outside persons to sell the Equity Shares on behalf of REICG. However, REICG may, but is not obligated to, utilize the services of one or more licensed Broker/Dealers and/or Registered Investment Advisors (“RIA”) or private persons acting as finders to locate interested Investors.

Because the securities will be offered on a best efforts basis, there can be no assurances that all or any part of this Offering will be sold. It is possible that a fee may be incurred, if the services of third parties are enlisted. Such estimated fee could amount to five percent (5%), if not more, but the Sponsor will in all circumstances expend its efforts to minimize any and all such fees. A Broker/Dealer and/or RIA so engaged may be given an equity interest in the Fund as compensation for the value of their services.

Diverse Ownership

The Investors may include taxable and tax-exempt persons and entities and may include persons or entities organized in various Non-U.S. jurisdictions. As a result, conflicts of interest may arise in connection with decisions made by the Manager that may be more beneficial for one Shareholder than for another Shareholder. In addition, the Manager may make investments for the Fund that may have a negative impact on other investments made by certain Investors in separate transactions. In selecting investments appropriate for the Fund, the Manager will consider the investment objectives of the Fund as a whole, not the investment, tax, or other objectives of any individual Shareholder, including itself.

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U.S. Tax Treatment of the Fund and Its Subsidiaries

Election as a “C” Corporation

The Fund is organized as a Delaware Limited Liability Company and is eligible to report to the IRS as a partnership. However, the Fund will instead report its activities and the activities of its subsidiaries to the IRS as a “C” Corporation due to the generally lower rates of taxation assessed and reduced administrative burden for “C” Corporations and because the Fund’s Equity Shares are non-voting and do not pay dividends. Further, by reporting as a “C” Corporation, no expenses paid by the Fund are allocated to Shareholders. The fact that the Equity Shares do not pay dividends will be communicated regularly by the Fund to the IRS through its tax filings. By opting to be taxed as a “C” Corporation, Fund Investors will not receive an allocation of income or loss that is individually taxable for U.S. tax purposes, but may be taxable in their relevant non-US tax jurisdiction(s). In connection with the Fund’s election to be taxed as a “C” Corporation, the Fund is not structured to “pass through” taxes for capital gains, dividends, or interest earned to Shareholders.

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U.S. Federal Income Tax Considerations for Investors

US Investors

As a Shareholder filing a US tax return, it is expected that the Shareholder should report capital gains or losses when the Shareholder sells any share to another investor, when any of the Shareholder’s shares are redeemed by the Fund, and upon payment of the Shareholder’s pro rata share of cash upon the liquidation of the Fund. However, the Investor should consult with their own tax advisor to learn how the IRS characterization of any of these activities may impact the Investor’s individual tax return.

Non-US Investors

In the IRS Code, a Non-US Investor is deemed a “Foreign Person” meaning any person other than a “U.S. Person”, as defined in Title 17 C.F.R. §230.902(k). The term “Foreign Person”, also termed Nonresident Alien, is also defined by the IRS in various ways. The U.S. Federal Income Tax Risks described in this Section pertain to the federal tax risks to nonresident alien individuals, Title 26 U.S. Code §871.

The IRS has issued regulations indicating how a non-US Investor should establish their foreign status for certain purposes. Prospective investors are strongly encouraged to consult with their tax advisors concerning the requirements imposed by the regulations of their jurisdiction and the effect on investing in Equity Shares.

Any capital gain realized on the sale or other taxable disposition of an Equity Share by a non-US Investor will be exempt from U.S. federal income and withholding tax, provided that:

•	The gain is not effectively connected with the conduct of a trade or business in the U.S. by the Foreign Person, and

•	In the case of an individual Foreign Person, the foreign person is not present in the U.S. for one hundred eighty-three (183) days or more in the taxable year and certain other requirements are met.

FIRRMA: Non-US Investors

Under the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), The Committee on Foreign Investment in the U.S. proposed rules governing the foreign acquisition and ownership of real estate. Under FIRRMA, if the interest, gain or income on Equity Shares held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Investor generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for an exemption or a lower rate under an applicable tax treaty.

However, the Fund’s Equity Shares are non-voting shares which has the consequence that Shareholders have no voice in the management of the Fund and are not active in the conduct of the Fund, 26 CFR § 1.355-3. All shareholders are passive investors in the Fund and, based solely on a Shareholder’s connection to the Fund, a Shareholder does not actively conduct the trade or business of the Fund. Ownership of Equity Shares by a “Foreign Person” who is also a “Nonresident Alien” should not subject the Shareholder to U.S. federal income and withholding tax. However, it is strongly advised that the Investor consult with and consider obtaining the opinion of their tax or legal advisor(s).

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Foreign Persons holding interests in Equity Shares should consult their tax advisors regarding the procedures whereby they may establish an exemption from or reduction in withholding applicable to countries without a U.S. tax treaty, otherwise, any applicable taxes will simply be the cost of doing business in the U.S.

FIRPTA: Non-US Investors

The Foreign Investment in Real Property Tax Act (“FIRPTA”) was enacted to tax the gains on non-US residents’ income from the sale of US real property interests (“USRPI”). USRPI include real property located in the U.S. and stock of regular domestic “C” corporations and certain REITs that hold USRPIs as the majority of their global real estate and other trade or business assets

In 2015, Congress passed the PATH Act that made significant reforms to FIRPTA including significant benefits for non-US investors in US real estate. Of particular note, the PATH Act exempts certain foreign pension funds from taxation under FIRPTA on gains from investment in US real estate. The PATH Act also significantly modifies the rules applicable to Real Estate Investment Trusts (“REIT”) and Regulated Investment Companies (“RIC”) defining each to be a Qualified Investment Entity (“QIE”).

The PATH Act introduces six significant modifications to the existing FIRPTA rules: Here we will mention all six and focus on the rules that apply to RICs, in that REICG is such a company.

1.	The PATH Act provides a new exemption from FIRPTA for “qualified foreign pension funds”.

2.	Increase in Exempt Publicly Traded REIT [and RIC] Ownership: Gain from the disposition of stock of a publicly traded REIT, as well as capital gain distributions made by a publicly traded REIT (or RIC), will be exempt from taxation under FIRPTA, in the case of a shareholder that owns ten percent (10%) or less of the class of publicly traded stock.

3.	Exemption for Qualified Shareholders; complex and does not apply here.

4.	Domestically Controlled REITs and RICs: Gain from the sale of stock of a QIE is not subject to tax under FIRPTA, if the QIE’s stock is domestically controlled (i.e., less than fifty percent (50%) of the stock was held directly or indirectly by non-US persons) for a specified period.

5.	Elimination of the Cleansing Rule for RICs and REITS; complex and does not apply here.

6.	Increased the Tax Rate of FIRPTA Withholding: Applies to dispositions (i.e., the sale of real property interests) and distributions on equity. The consideration received in a disposition of an interest in a partnership, trust or estate, is treated as an amount received from the sale or exchange in the U.S. of such real property.

The PATH Act added new special ownership rules to IRC §897(h)(4), effective December 18, 2015, for applying the domestically controlled definition to a QIE, when stock in the QIE is either publicly traded (expanded to include Publicly Offered), or owned by another QIE. Includes the following:

•	QIE stock held by domestically controlled QIEs that are publicly traded or RICs that issue redeemable securities.

•	Any stock in a QIE that is held by a domestically controlled QIE is treated as held by a U.S. person for: (i) any class of stock, which is regularly traded on an established securities market, or (ii) which is a RIC that issues redeemable securities.

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ERISA Considerations

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective investor, including plans and arrangements subject to the fiduciary rules of ERISA and plans or entities that hold assets of such plans (“ERISA Plans”); plans and accounts that are not subject to ERISA, but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

•	will be consistent with applicable fiduciary obligations;

•	will be in accordance with the documents and instruments covering the investments by such plan, including its investment policy;

•	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;

•	will impair the liquidity of the Benefit Plan or Other Plan;

•	will result in unrelated business taxable income to the plan; and

•	will provide sufficient liquidity, as there may be only a limited or no market to sell or otherwise dispose of Equity Shares.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor, or DOL, provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the ICA, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies

If the underlying assets of our Company were treated by the Department of Labor as “plan assets,” the management of our Company would be treated as fiduciaries with respect to Benefit Plan Shareholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving our assets and transactions with “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to Benefit Plan Shareholders. If the underlying assets of our Company were treated as “plan assets,” an investment in our Company also might constitute an improper delegation of fiduciary responsibility to our Company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected”. Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Manager, and possibly other fiduciaries of Benefit Plan Shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, could be required to restore to the plan any losses suffered by the ERISA Plan or any profits realized by these fiduciaries as a result of the transaction or breach. With respect to an IRA or similar account that invests in our Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

48

Legal Proceedings

There are currently no legal proceedings involving the Fund, its affiliates, or the Manager.

Security Ownership of Certain Beneficial Owners and Management

The Sponsor and Manager, REI Capital Management LLC, currently owns 100% of REI Capital Growth LLC, the Fund.

Board of Managers and Executive Officers

The following table sets forth information on our board of managers and executive officers of our Sponsor and Manager. Consequently, we do not have our own separate board of managers or executive officers.

Name	Age	Position with our Company	Manager/Officer Since
Alan Blair	69	Chairman and Chief Executive Officer	July, 2020

Gregg Saunders	65	Acting Chief Financial Officer	July, 2020

Matthew Blair	36	Chief Operating Officer	July, 2020

Executive Officers and Managers

REICM is led by a team of executives that have diverse experience in all aspects of real estate investing, accounting and lending. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the immediate future. We believe the initial use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations and this allows more revenue to be available for investment at the initial stage.

Chairman and Chief Executive Officer – Alan Blair

Mr. Blair is the originator of the business model of REICG and one of the two founding partners of REICM. With over 40 years of entrepreneurial business experience in commercial real estate, finance, property management, and real estate syndications, his real estate experience includes multifamily properties with as many as 240 units, Absolute NNN Retail properties, and Condominium-Hotel units. Mr. Blair has completed over 50 distinct commercial transactions throughout the course of his career, including multiple 1031 Like-Kind-Exchange transactions.

Mr. Blair has been an owner and manager of commercial real estate (“CRE”) since 1985. In 2010, Mr. Blair transitioned from owning and operating multi-family properties into multi-tenant, retail, open-air commercial centers, co-anchored by big box national brand stores (e.g., Wal-Mart) (“Retail CRE”), which is the type of properties targeted for acquisition by our investment strategy. Mr. Blair completed two Retail CRE acquisitions for his own account, which properties are still owned and managed.

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From 2013 to 2017, Mr. Blair sponsored eight private, friends and family, investment programs to acquire retail CRE property. The eight investment programs are each structured as independent single property special purpose entities (“SPEs”) that are legally formed as limited liability companies that are taxed as partnerships. Mr. Blair individually, or in conjunction with others, is the properties’ manager, the managing member of each of the SPEs, as well as holding a personal (e.g., non-managing member/limited partner) interest therein. Programs one through seven offered a 9.0% preferred return to investors (i.e., non-managing members/limited partners) and program eight (8) offered an 8% preferred return; each of the programs provided for a 2% annual asset management fee and a 5% annual property management fee to the managing member/general partner and, on disposal of a program property provided for a waterfall distribution of 70% to investors/non-managing members and 30% to managing member/general partner of proceeds in excess of the preferred return to investors/non-managing members/limited partners.

In addition to his role as a Managing Member of REICG, Mr. Blair is the Managing Member, Founding Member, and the Broker of Record for REI Advisors, a Commercial Real Estate Brokerage firm. REI Advisors assists individual and institutional real estate investors locate, analyze, acquire and manage quality, positive cash flow commercial real estate properties throughout the U.S. A former Marine Corps Captain and Helicopter Pilot, Mr. Blair holds a Bachelor of Science in Business and Marketing from Manhattan College. Mr. Blair is the primary research analyst, when evaluating properties for acquisition.

Acting Chief Financial Officer – Gregg Saunders

Mr. Saunders has over 30 years of leadership experience in Finance that includes roles as CFO, Partner, and Director. In addition, Mr. Saunders has over 15 years of Big 4 Accounting experience and success with KPMG LLP. Mr. Saunders’ career spans a broad range of achievements including full-scale turnarounds, start-up growth, and key XBRL initiatives; Mr. Saunders has been recognized as a Leading Expert of the U.S. GAAP Taxonomy. He is an accomplished senior finance executive with a broad financial-operational-business background applicable to multiple industries and an extensive background in creating big-picture strategies, assembling and leading highly skilled teams, ensuring full regulatory compliance, and driving change/improvement within established organizations. Mr. Saunders provides expertise in financial and business principles, procedures, and best practices with an extensive accounting and operations knowledge, including systems, journals, internal controls, policies/procedures, and strategies for effective implementation.

Chief Operating Officer and Founding Partner – Matthew Blair

Mr. Blair is one of the two founding members of REICG and one of the two founding partners of REICM. Currently, Matthew Blair is a principal of our Manager and has devoted working hours to our Fund without a salary. Previously, Mr. Blair was a Founding Partner of the “Banking and Regulatory Solutions Group” within Cushman and Wakefield, a real estate lending consultancy that ran for 8 years. Throughout his career Matthew has developed an extensive experience in commercial real estate cash flow modeling, analysis, and valuation, having valued billions of dollars worth of properties and portfolios. Mr. Blair began his career as an Associate within the Loan Portfolio Strategies Group of Keefe Bruyette & Woods. While at KBW, Mr. Blair was a project manager for the FDIC bank foreclosure team involved in the data aggregation, cash flow modeling, and portfolio valuation of failed institutions which included performing and nonperforming loans of every asset class. Mr. Blair began his regulatory remediation project management/consulting experience while working as an Associate with Situs Companies. Mr. Blair received his MBA from The Wharton School in 2022.

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Executive Compensation

Each of the executive officers of the Manager also serves as officers of the Fund. Through its executive officers and employees, the Manager will be responsible for the day-to-day operations, property acquisition and disposition decisions, asset management, and monitoring of Fund performance, which costs the Fund will indirectly bear through fees paid to the Manager.

The executive officers’ base compensation and cash bonuses, if any, will be the responsibility of and paid directly by the Manager. The Fund intends to establish a share-based compensation plan intended to award incentive compensation to directors, executive officers, and employees of the Fund, as well as to contractors and providers of goods and services including REICM and its directors, executive officers, and employees (see “Compensation of our Manager – Performance Allocations” below).

The Fund reserves the right to hire directors, executive officers, and employees directly.

Compensation of Our Manager

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets from the Fund and from our operating subsidiary, PHAT Holding. In addition, our Manager will receive units in PHAT Holding; see “Performance Allocations” below. The items of compensation are summarized below. Neither our Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of our Equity Shares.

Fund Administration Fee

The Fund will be administered by REICM. After the start of operations, the Manager will receive an Fund Administration Fee equal to an annual rate of 0.50%, which, (i) until the end of the first complete fiscal quarter after start of operations will be multiplied by the capital contributions received from the offering of Shares, pro-rated based on the number of days the Fund was in operation during such quarter, and (ii) thereafter will be multiplied by the Net Asset Value at the end of each prior quarter.

Asset Management Fee

After the start of operations, the Manager will receive an asset management fee payable quarterly in arrears equal to an annual rate of 1.25%, (i) until the end of the first complete fiscal quarter after start of operations will be multiplied by the capital contributions received from the offering of Shares, pro-rated based on the number of days the Fund was in operation during such quarter, and (ii) thereafter will be multiplied by the Net Asset Value at the end of each prior quarter.

Performance Allocations

The Manager will also receive performance allocations (“Performance Allocations”) of units in our subsidiary PHAT Holding, or “OC Units”. Each OC Unit can be converted by its holder into one Equity Share of the Company, and is factored in when calculating the NAV per Share of the Company, as that is done on a fully diluted basis. The purpose of the Performance Allocation is intended to provide the Manager a number of OC Units for incentive and performance awards to the extent of 10% of the quarterly or annual increase in net asset value while protecting the gains in value per share recognized by shareholders of the Fund.

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Following commencement of the fourth year of operations, the Manager may designate persons employed or otherwise contractually associated with the Manager to receive OC Units (the “Performance Allocation”) in an amount of OC Units equivalent in value to 1/10 of the quarterly or annual aggregate increase in Net Asset Value of REICG’s fully diluted Equity Shares outstanding as of the immediately prior quarter end or year-end from the last Performance Allocation date. Any such allocation will be limited so (i) that the resulting performance allocation does not result in a decrease in Net Asset Value per Share from the previous quarter end, published, NAV per Share (the “Limiting Factor”) and (ii) for avoidance of doubt: the Performance Allocation of OC Units should never result in a decrease in the NAV per Share below the NAV per Share of the immediately preceding quarter end. This performance allocation is intended to be and will be made on the increase of the Fund’s NAV per Share above the NAV per Share of the immediately preceding quarter end. All calculations of NAV per Share are done on a fully-diluted basis taking into account the OC Units.

The OC Units and the Performance Allocations are defined in the Fund’s Operating Agreement, and the preceding description, is qualified by that agreement, which has been filed as exhibit 2.1 to this Offering Statement, of which this Offering Circular forms a part.

Other Fees and Reimbursements

In addition to the set fees, PHAT Holding may retain the Manager or one or more of its affiliates to perform services at rates described below. The Manager or its affiliates, in their sole discretion, may defer or waive any fee payable to it under our Operating Agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines. If not otherwise noted below, any fees will be deducted at the time that payments are made.

Property Management Fee

A monthly property management fee of the prevailing customary industry rates paid to affiliates of the Manager or professional third-party unaffiliated property management entities for the management of properties held by our Subsidiary. The property management fee shall be calculated as a percentage of the gross receipts of the property receiving such services, such as rents and other payments. Our Subsidiary will also reimburse the property manager for costs incurred by them in connection with such services provided to our Subsidiary, including the cost of property management personnel that are onsite at the property and/or a share of the Manager or its affiliates’ personnel costs attributable to the estimated percentage allocation of time spent, if such employee is allocated to more than one asset, in connection with providing property management services to the our Subsidiary’s portfolio of properties, such as, but not limited to, employee costs, travel, rent, utilities and technology costs.

Construction and Development Fee

A construction and development fee of 1% to 4% paid to the property manager or the Manager or its affiliates for construction management services and/or development management services on assets held by our Subsidiary. The fee is calculated as a percentage of the total project costs (including both hard and soft costs). Our Subsidiary will also reimburse the Manager or its affiliates for costs incurred by them in connection with such services provided to our Subsidiary, including a share of our Subsidiary’s or its affiliates’ overhead attributable to the actual time spent in connection with providing construction and development services to our Subsidiary, such as, but not limited to, employee costs, travel, rent, utilities and technology costs.

Leasing Fee

A leasing fee paid to the property manager or third-party leasing agents for leasing services performed for our Subsidiary’s portfolio properties at the prevailing customary leasing rates.

52

Disposition Fee

A disposition fee paid to the Manager or its affiliates for the disposition of each portfolio property held by our Subsidiary. The fee is calculated as 1% of the contract sale price of the property and is due at the time proceeds from the disposition of the property are received by our Subsidiary. The disposition fee will be paid, in addition to any third-party brokerage or sales fees paid by our Subsidiary. For dispositions of assets in which our Subsidiary owns partial interests, the asset disposition fee will be pro-rated based on our Subsidiary’s ownership interest. In addition to this fee, our Subsidiary will reimburse the Manager and any affiliate and any third party for actual expenses incurred in connection with the disposition of an asset, whether or not our Subsidiary ultimately disposes of the property.

Acquisition Expenses

Our Subsidiary will reimburse the Manager, affiliates, and any third parties for actual expenses incurred, including buyer’s brokers fees, in connection with the selection and acquisition of portfolio properties, whether or not our Subsidiary ultimately acquires such property.

Operating Expenses

In addition to the separately paid fees to the Manager or its affiliates, our Subsidiary may retain the Manager or certain of its affiliates for necessary services relating to our Subsidiary’s portfolio properties or their operations, including, but not limited to, sustainability services, creative and marketing services, architecture services, risk management services, legal services, and tax services. Our Subsidiary will reimburse the Manager or its affiliates for the costs incurred by them in connection with such services provided to our Subsidiary, including a share of the overhead attributable to the actual time spent in connection with providing these services to our Subsidiary, such as, but not limited to, employee costs, travel, rent, utilities, and technology costs.

53

Limitations on Liability

Our Manager and executive officers, if any are appointed by our Manager, will owe fiduciary duties to our Company and our members in the manner prescribed in the Delaware Limited Liability Company Act and applicable case law. Neither our Manager nor any executive officer will owe fiduciary duties to our Shareholders. Our Manager is required to act in good faith and in a manner that it determines to be in our best interests. However, nothing in our Operating Agreement precludes our Manager or executive officers or any affiliate of our Manager or any of their respective officers, directors, employees, members or trustees from acting, as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate, a member of any company or an administrative official of any other business entity, or from receiving any compensation or participating in any profits in connection with any of the foregoing, and neither our Company nor any member will have any right to participate in any manner in any profits or income earned or derived by our Manager or any affiliate thereof or any of their respective officers, directors, employees, members or trustees, from or in connection with the conduct of any such other business venture or activity. Our Manager, its executive officers, any affiliate of any of them, or any shareholder, officer, director, employee, partner, member or any person or entity owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, provided that such activities do not compete with the business of our Company or otherwise breach their agreements with our Company; and no member or other person or entity will have any interest in such other business or venture by reason of its interest in our Company.

54

PART II – FINANCIAL STATEMENTS

As of June 30, 2024 and the date of filing, REI Capital Growth LLC (“REICG”) does not have and has not yet issued any shares of its Common Stock. REICG anticipates issuing shares of its Common Stock at $10 par value and that when a secondary market develops, the trading symbol of its tradable securities will be REICG. The anticipated exchanges on which the shares will initially be tradable include any number of applicable securities exchanges.

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

F-1

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

Unaudited

Consolidated Balance Sheets as of June 30, 2024 (Unaudited) and December 31, 2023

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current Assets
Cash	$200	$200
Prepaid expenses	3,595	1,703

Total Current assets	3,795	1,903

Finite lived intangible assets	40,886	18,651

Total Assets	$44,681	$20,554

Liabilities and Members' Deficit
Current Liabilities
Accounts Payable	$–	$–
Accrued Expenses	83,401	51,833
Due to Sponsor	633,007	549,411

Total Liabilities	716,408	601,244

Commitments and Contingencies

Members' Deficit
Members' Capital	200	200
Accumulated Deficit	(671,927)	(580,890)

Total Members' Deficit	(671,727)	(580,690)

Total Liabilities and Members' Deficit	$44,681	$20,554

The accompanying notes are an integral component to these unaudited consolidated financial statements.

F-2

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

Consolidated Statements of Operations (Unaudited)

	Three-months ended June 30,		Six-months ended June 30,
	2024	2023	2024	2023
Revenues
Revenues from rental properties, net	$–	$–	$–	$–

Total Revenues	–	–	–	–

Expenses
Start-up Expenses
Legal and Professional Services	22,327	14,930	70,478	26,905
Advertising and marketing	9,629	4,330	16,321	7,480
Office Expenses	1,310	1,316	2,636	2,661
Filing Fees	1,383	313	1,602	2,694

Total Start-up Expenses	34,649	20,889	91,037	39,740

Total Expenses	34,649	20,889	91,037	39,740

Net Loss	$(34,649)	$(20,889)	$(91,037)	$(39,740)

The accompanying notes are an integral component to these unaudited consolidated financial statements.

F-3

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

Consolidated Statements of Changes in Members’ Deficit (Unaudited)

	Members' Capital	Accumulated Deficit	Members' Deficit
Balance - March 31, 2023	$200	$(473,648)	$(473,448)
Net Loss	–	(20,889)	(20,889)

Balance - June 30, 2023 (unaudited)	$200	$(494,537)	$(494,337)

Balance - March 31, 2024	$200	$(637,278)	$(637,078)
Net Loss	–	(34,649)	(34,649)

Balance - June 30, 2024 (unaudited)	$200	$(671,927)	$(671,727)

The accompanying notes are an integral component to these unaudited consolidated financial statements.

F-4

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

Consolidated Statements of Changes in Members’ Deficit (Unaudited)

	Members' Capital	Accumulated Deficit	Members' Deficit
Balance - December 31, 2022	$200	$(454,797)	$(454,597)
Net Loss	–	(39,740)	(39,740)

Balance - June 30, 2023 (unaudited)	$200	$(494,537)	$(494,337)

Balance - December 31, 2023	$200	$(580,890)	$(580,690)
Net Loss	–	(91,037)	(91,037)

Balance - June 30, 2024 (unaudited)	$200	$(671,927)	$(671,727)

The accompanying notes are an integral component to these unaudited consolidated financial statements.

F-5

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

Consolidated Statements of Cash Flows (Unaudited)

	Three-months ended June 30,		Six-months ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(34,649)	$(20,889)	$(91,037)	$(39,740)
Adjustments to reconcile net loss to net cash from operating activities:
Changes in operating assets and liabilities:
Decrease (increase) in Prepaid expenses	2,323	104	(1,892)	310
(Decrease) increase in Accrued expenses	(1,913)	2,337	9,333	3,308
Increase in Due to sponsor	34,239	18,448	83,596	36,122

Net cash provided by (used in) operating activities	–	–	–	–

Net increase in Cash	–	–	–	–

Cash - beginning of period	200	200	200	200

Cash - end of period	$200	$200	$200	$200

Supplemental information:
Interest paid	$–	$–	$–	$–

Income taxes paid	$–	$–	$–	$–

Supplemental non-cash activity:
Capitalized software development costs	$18,285	$4,021	$22,235	$4,021

Accrued expenses	$(18,285)	$(4,021)	$(22,235)	$(4,021)

The accompanying notes are an integral component to these unaudited consolidated financial statements.

F-6

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements

1.	Business and Organization

REI Capital Growth LLC (“REICG”) and its wholly owned subsidiary PHAT Holding LLC (“PHAT”) (collectively, the “Company” or the “Fund”, unless otherwise indicated by context) are Delaware limited liability companies formed in November 2018. REICG was formed primarily to acquire multi-tenant, stabilized, open-air commercial centers throughout the United States of America (the “U.S.”) that it will hold through its subsidiary PHAT, a real estate operating entity. The open-air commercial centers targeted by the Company are anchored or in close proximity to large traditional retailers (e.g., grocery stores, home improvement centers) and tenanted by local business that are integral to the community (e.g., national, regional, local restaurants, hair salons, cleaners, and other service-oriented businesses).

The Company is currently in process of attracting investors to fund its vision of providing securities in a real estate holding company. During the periods preceding the current three- and six-month period ended June 30, 2024 and to date, the Company’s sponsor, REI Capital Management, LLC (“REICM” or the “Sponsor”) invested time and effort in developing a strategy of continual real estate investment in order to provide investors the opportunity potentially to realize stable and attractive returns through net asset value real estate portfolio growth. Likewise, the Sponsor anticipates providing liquidity to investors through a share-repurchasing program and the future development of secondary securities markets.

2.	Basis of Presentation

The accompanying consolidated financial statements include the accounts of REICG and PHAT. All inter-company transactions and balances have been eliminated in consolidation. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), as issued by the Financial Accounting Standards Board (the “FASB”) and published in the Accounting Standards Codification (the “ASC”) thereby. In accordance with U.S. GAAP and rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) regarding interim financial reporting, interim financial statements may and generally condense or omit certain information and disclosures that are required in annual financial statements. However, given the current nature and status of the Company, these unaudited interim financial statements contain all such required information and disclosures applicable to the Company's annual financial statements.

Certain reclassifications have been made to prior periods to conform to the current financial statement presentation.

F-7

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires certain estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

The Company is in a start-up phase during which all its activities have been and are dedicated to developing, creating, and offering an investment opportunity to the public. The Sponsor has funded all expenses and such funding is considered advances to be repaid once sufficient cash flows are generated from the real estate portfolio in excess of cash operating requirements and reserves. The Company anticipates that the start-up phase of operations will continue until the initial offering of the Company’s securities is completed.

Segment Reporting

The Company anticipates that it will have a single reportable segment for financial reporting purposes, in accordance with U.S. GAAP, based on the evaluation of acquired properties as independent stand-alone operations, rather than distinguishing the future portfolio of properties by principal business or geographically grouping activities. Significant performance metrics will include net asset value of the overall real estate portfolio and the amount of cash flow generated for reinvestment.

Subsequent Events

The Company evaluated subsequent events through August 14, 2024, the date the unaudited Consolidated Financial Statements were issued and determined that there were no such events requiring recognition or disclosure in the unaudited Consolidated Financial Statements.

F-8

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

3.	Summary of Significant Accounting Policies

In order to better inform the reader of anticipated future business operations, Management has included significant accounting policies for accounts and transactions that may have not existed or occurred as of and for the three- and six-months ended June 30, 2024 and 2023 or the year ended December 31, 2023.

Real Estate and Finite Lived Intangible Assets

Acquired real estate assets will be accounted for at cost, less accumulated depreciation and amortization. On acquiring real estate operating properties, the Company will estimate fair values of acquired tangible assets (e.g., land, building, improvements) and identified intangible assets and liabilities (e.g., above- or below-market leases, in-place leases, tenant relationships - - as applicable), and assumed debt, if any, based on evaluation of circumstances, market conditions, and information available at the time. Fair value will be based primarily on the market approach of valuation, contemplating the price to be received or value of consideration transferred in an orderly transaction for the sale of assets or transfer or assumption of a liability, respectively, by unrelated market participants at the measurement date. Acquisitions of operating properties will be considered asset acquisitions for which associated acquisition costs will be capitalized.

Allocation of the consideration transferred to acquire identified intangible assets and assume liabilities (e.g., above- and below-market leases) will be determined based on the present value of the excess or deficiency between contractual amounts to be paid, including fixed rate below-market renewal options, in accordance with existing leases and an estimate of market lease rates and other lease provisions (e.g., base rental changes, expense reimbursements) measured over a period equal to an estimate of the remaining lease terms. Capitalized above- or below-market intangible balances will be amortized to rental income over the estimated remaining terms of the respective leases, including expected exercised renewal option periods for below-market leases. The Company does not anticipate assuming mortgage debt on acquired properties, however, to the extent mortgage debt is assumed or acquired subject to discounts or premiums; such will be amortized to interest expense over the remaining term of the associated debt instrument, in order to achieve a constant rate of interest (i.e., the interest method).

F-9

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

The Company will consider existing market conditions and costs to execute similar contracts to develop an estimate of carrying costs during the expected leasing period from vacant to existing occupancy in determining the value of in-place leases. Carrying cost estimates generally include real estate taxes, insurance, other operating costs, estimates of unrealized rental revenues during leasing periods, costs to execute similar leases, including commissions, legal and other professional fees, and other expenses based on current market demand. Any value allocated to in-place leases and tenant relationships will be amortized over the estimated remaining term of the underlying lease. In the case a lease was to be terminated prior to its contractual expiration, any unamortized costs relating to such lease will be written-off.

The following table presents a summary of asset categories that the Company may obtain or take possession of including future real estate assets as well as other assets. The summary is not intended to be all-inclusive, but only to provide an indication of assets the Company generally contemplates acquiring. The straight-line method of depreciation and amortization will be applied over the following estimated useful lives of the underlying asset:

	Useful Life (Years)
Category	Minimum	Maximum
Land	–	–
Buildings	–	50	[1]
Building Improvements	–	50	[1]
Leasehold Improvements	–	–	[2]
Tenant Improvements	–	–	[2]
Furniture and Fixtures	3	5	[3]
Identified Intangible Assets - Finite Lived	–	–	[4]

[1]	Buildings and building improvements will be depreciated over their estimated useful lives not to exceed fifty years.
[2]	Leasehold and tenant improvements, to the extent acquired, will be amortized over the lesser of the assets estimated useful or the term of the lease.
[3]	Furniture and Fixtures will be depreciated over their estimated useful lives, generally not to exceed five years.
[4]	Identified finite lived intangible assets will be amortized over the lesser of their estimated useful lives or the remaining contractual term relating to the asset.

For further information, refer to the Share-based Compensation Non-Employees footnote disclosure.

F-10

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

The useful lives of depreciable assets, including but not limited to real estate assets and such assets to be redeveloped in future periods, will be periodically assessed to determine if the estimated useful lives require revision to properly reflect the recoverable period of the assets carrying value, which changes in estimate, if any, will be accounted for on a prospective basis. Significant renovations and replacements, which improve or extend the life of an asset, will be capitalized. Expenditures for maintenance, repairs, and demolition costs will be charged to operations as incurred.

Finite lived intangible asset useful lives will be periodically evaluated and assessed to determine if the estimated useful lives are appropriate. Any changes to a finite lived intangible asset useful life will be accounted for prospectively.

Impairment of real estate portfolio properties, including any related amortizable intangible asset or liability and other applicable assets will be continually assessed by the Company to determine if any indicators infer that the asset has been impaired. Indicators may include a specific property’s operating performance, general market conditions, and changes in anticipated holding periods. Property value will be considered impaired under the condition that the Company’s estimated fair value is less than the property’s carrying value. Fair value will be estimated primarily based on (i) discounted cash flow models for the specific property over its remaining holding period, (ii) third-party appraisals, or (iii) estimated sales price and/or the consideration indicated by a signed contract or accepted letter of intent, if the property has been designated for sale. Impairment is recognized on properties and assets held for use as the excess of the carrying value of the asset over the property’s or other assets expected undiscounted cash flows or assessed fair value, which results in the property or asset being written-down to its estimated fair value. Estimated fair values that are based on discounted cash flow models consider all estimated cash in- and -outflows over a specified holding period. Capitalization rates and discounts rates that are utilized in such models are generally based on unobservable rates that the Company, based on experience and available information, believes are within a reasonable range of existing market rates. Additionally, such cash flow models will consider factors such as expected future net operating income, prospects, market trends, the effects of demand, competition for commercial space (i.e., supply), and other factors. Recognized impairment will be included in the Consolidated Statements of Operations as a current expense and the asset’s carrying amount will be reduced to reflect its indicated fair value.

F-11

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

Cash and Cash Equivalents

The Company currently has demand deposits held with a financial institution, which cash balance was funded by the Sponsor. In the future, the Company anticipates holding cash equivalents, in addition to its cash balances, which cash equivalents will be defined as highly liquid investments that are readily convertible to known amounts of cash and that have original maturities to the Company of three months or less. Cash equivalents, due to their short-term nature, present an insignificant risk of change in value caused by fluctuation in market rates of interest and, therefore, the carrying value of cash and cash equivalent balances is considered to reflect fair value.

Leases – Lessor

Accounting for lease and non-lease components of rental contracts will be done in accordance with ASC Topic 842 Leases. Non-lease components of a real estate rental may include items such as common area maintenance charges and expense reimbursements paid by tenants.

ASC Topic 842 Leases defines initial direct costs as the incremental costs that would not have been incurred if the lease had not been executed. Such initial direct costs include, among other items, third-party commissions (e.g., brokers, leasing and referral agents) and internal commissions paid to employees for successfully entering leases (i.e., direct internal costs). Initial direct costs under ASC Topic 842 Leases are capitalized and generally amortized over the term of the lease, including renewal options expected to be exercised, applying a straight-line method of recognition. Amortized initial direct costs will be included in Operating Expenses or as a component of interest income, if an operating lease or a direct financing lease, respectively, in the Company’s Consolidated Statements of Operations. Indirect internal initial costs of obtaining leases will be expensed as incurred.

F-12

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

Lease Receivables

As the Company acquires real estate properties and initiates leasing operations, the Company will continuously review its lease receivables (i.e., trade receivables), including straight-line rents recognized in relation to base rents, common area maintenance charges and expense reimbursements receivable, and other amounts receivable for collectability. In assessing the probability of collection of a lessee’s total accounts receivable, the Company will consider such factors as the tenant’s historical payment history, the size and volume of the tenant’s business operations, the lessee’s credit worthiness, external risks associated with and potentially impacting the tenant, and current broad and regional economic trends and conditions. To the extent the Company determines that a lease receivable is at risk of non-collectability, a provision for doubtful accounts will be recognized and included in the Consolidated Statements of Operations. If a lease receivable is determined to be wholly uncollectable, the Company will write off the at-risk receivable and will recognize any rental payments received from the at-risk tenant on a cash basis.

ASC Topic 842 Leases requires a general reserve for uncollectable lease receivables, in addition to the aforementioned specific reserve for non-collectability. The Company will recognize a general reserve for non-collectability based on historical experience developed and assessed on a rolling look-back methodology plus an assessment of settlement proceeds with tenants in arrears. Such general reserve will reduce Rental Revenues from Rental Properties, Net that is recognized in the Company’s Consolidated Statements of Operations.

Deferred Leasing Costs

In accordance with U.S. GAAP, ASC Topic 842 Leases, indirect internal leasing costs are required to be expensed as incurred. However, external and direct internal leasing costs will be capitalized and amortized on a straight-line basis, over the terms of related leases, as applicable. Capitalized deferred leasing costs will be considered a component of operations and presented as such on the Company’s Consolidated Statements of Cash Flows.

Deferred Financing Costs

Costs incurred in obtaining long-term financing, will be included in debt (e.g., notes payable, mortgages payable) on the Company’s Consolidated Balance Sheets. Such costs, if any, will be amortized on the effective interest method over the terms of the related debt agreements, as applicable, in order to recognize a constant rate of interest, as applicable, which expense will be recognized in the Consolidated Statements of Operations in the period incurred.

F-13

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

Rental Revenues

The Company’s primary source of revenue will be rental income derived from operating its to be acquired commercial center real estate portfolio. In accordance with U.S. GAAP, ASC Topic 842 Leases, the Company is required to recognize revenue derived from non-lease components of a given contract, if any, in accordance with ASC Topic 606 Revenue from Contracts with Customers, unless the Company elects as a practical expedient under ASC Topic 842 Leases to not separate lease and non-lease components, which election the Company has not yet made a decision to adopt as an accounting policy. In applying U.S. GAAP ASC Topic 606 to recognizing revenue derived from non-leases components, if any, and assuming the Company does not elect the expedient available, the Company will (i) identify the contract with its customer (e.g., lease), (ii) identify its performance obligations within the contract (e.g., specific and common spaces and amenities, if any, to be provided), (iii) determine the transaction price (e.g., amount of rent by component (e.g., base rent, escalation rent, percentage rent (if any), common area charges), (iv) allocate the transaction price to the contract’s identified performance obligations, and (v) recognize revenue when and/or as the contract’s performance obligations have been satisfied.

Additionally, ASC Topic 842 Leases requires the Company to allocate any capitalized costs (e.g., external or direct internal deferred leasing costs) to the separate lease and non-lease components of a given contract to which such relate.

The Company will present revenue derived from rental properties acquired on its Consolidated Statements of Operations as Revenue from Rental Properties, Net and provide such individual assertions detailing components of revenue as determined to be beneficial by and to the Company’s stakeholders. Revenues from Rental Properties, Net are anticipated to be comprised of minimum base rentals, percentage rent (on occasion), common area maintenance charges and expense reimbursement income, and amortization of above- and below-market rent adjustments, if any. The Company anticipates its leases will substantially be categorized as operating leases, in accordance with ASC Topic 842 Leases and, as such, base rental income under the leases will be recognized on a straight-line basis over the life of the lease, as applicable. Percentage rent is not anticipated as a regular lease component, but on occasion and depending on a particular tenant, percentage rent may exist. Percentage rent that is rental revenue based on a particular tenant’s sales will be recognized in accordance with the controlling lease contract when such sales level is achieved. Lease termination fee income, if any, will be recognized when consideration has been received and the lessee (i.e., tenant) has vacated the rented space. If a lessee continues to occupy leased space after lease termination, the termination fee income will be recognized on the basis of a lease modification over the term the tenant continues to occupy the space until vacating the same.

F-14

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

Gain Recognition

Although the Company’s real estate thesis is to hold its real estate properties for use into perpetuity, properties will be sold if advantageous for the Company’s shareholders. ASC Topic 610 Other Income, Sub-Topic 20 Gains and Losses from the Derecognition of Nonfinancial Assets requires that the sale of nonfinancial assets, such as real estate, will be recognized when control of the asset transfers to the buyer. Control is defined as the buyer having the ability to direct the use or obtain substantially all of the remaining benefits from the asset transferred. Generally, gains on the sale of real estate will therefore be recognizable by the Company on closing of a transaction and when the substantial amount of consideration has been exchanged. Losses on sales of properties are required to be recognized when identified, regardless of transaction closings and such that the real estate property’s carrying value in the Company’s Consolidated Balance Sheets represents its net realizable value.

Leases – Lessee

To the extent the Company enters into leases as a lessee, it will account for the leases in accordance with ASC Topic 842 Leases, in accordance with U.S. GAAP. ASC Topic 842 Leases, if the leases are categorized as operating leases, will require the Company to recognize right-of-use (“ROU”) assets and liabilities, which will effectively present the lease on the Company’s Consolidated Balance Sheets. ROU assets will represent the Company’s right to use an underlying asset for the lease term and the related liabilities will represent the Company’s lessee obligation related thereto. ROU assets and liabilities will be recognized from the commencement date of the underlying leases, based on the present value of the lease payments during the lease term. To determine the present value of the lease payments over the lease term, ASC Topic 842 Leases requires using the discount (i.e., interest) rate implicit in the lease and, if not available, the lessee’s incremental borrowing rate. Rental expense related to operating leases entered into by the Company will be recognized on a straight-line basis over the lease term. As of the date of the unaudited Consolidated Balance Sheets and the issuance of these unaudited Consolidated Financial Statements, the Company does not have any existing lease obligations.

F-15

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

Income Taxes

The Company’s real estate investment thesis contemplates holding properties long-term and reinvesting a substantial amount of free cash flow generated from property net operating income, in order to build value by potentially increasing the net asset value of the underlying real estate portfolio to be acquired. As such, the Company does not contemplate making periodic dividend payments or distributions to shareholders; although the Company does contemplate establishing a periodic share repurchase program to provide shareholders a possible means of liquidating their investment, until such time and in addition to a secondary market or markets possibly developing for the Company’s securities. As such, the Company plans to elect to be taxed as a C-Corporation for U.S. Federal Income Tax purposes, which will likely be favorable for its U.S. shareholders and non-exempt foreign shareholders. In addition to potentially lower effective tax rates than realized by a number of independent shareholders, the Company will likely avoid significant compliance costs.

To date, the Company has recognized net operating losses throughout its start-up phase, which it contemplates will continue until successfully offering its securities to the public.

To date, the Company has not filed its tax return for federal or state purposes; however, as there has been no taxable income, the Company is confident that it does not owe any federal income tax or penalties for failure to file and for state purposes; any amount that may be potentially assessed is likely to be immaterial. If there is an assessment of penalties for failure to file, the Sponsor will accept, satisfy, and absorb any such penalties.

As a C-Corporation for U.S. federal tax purposes and in accordance with ASC Topic 740 Income Taxes, the Company will be required to account for temporary differences between the carrying values of its assets and liabilities for financial reporting purposes and the tax bases thereof.

F-16

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

Share-based Compensation

Directors, Officers, Employees

The Company plans to establish an incentive compensation plan for its Directors, Officers, Employees, and third parties. The plan is not yet established and, as contemplated, will provide the granting of share-based compensation awards to individuals as current and long-term compensation in the form of operating units in PHAT.

Share-based compensation will be accounted for based on the requirements of ASC Topic 718 Compensation – Stock Compensation, which requires recognition in the Consolidated Financial Statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). U.S. GAAP also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Non-Employees

Pursuant to ASC Topic 505-50 Equity-Based Payments to Non-Employees, compensation expense is determined at the measurement date for share-based payments to consultants and other third parties. The expense is recognized over the vesting period of the award. As of June 30, 2024 and December 31, 2023, the Company has granted the equivalent of $14,000 of REICG securities to a consultant at the rate of $2,000 per month for seven months of marketing services performed from October 2020 through April 2021. Based on the Company’s intended offering per share value of $10.00 that is its estimated per share fair value, the equivalent number of shares to be issued is 1,400, which issuance is contingent on the Company completing a successful Regulation A offering in accordance with U.S. Securities Law administered by the Securities and Exchange Commission (“SEC”) under its Rules and Regulations. As of the three- and six-months ended June 30, 2024 and 2023, there has been $14,000 of compensation expense incurred related to this agreement, one-half of which expense or $7,000 will be borne by the Sponsor. Therefore, the Company has recognized one-half or $7,000 of the total $14,000 compensation expense through the three- and six-months ended June 30, 2024 and 2023, respectively, which, as it was incurred, was included in Start-up Expenses – Advertising and marketing in the unaudited Consolidated Statements of Operations. The $7,000 of compensation expense not recognized by the Company is to be reimbursed by the Sponsor, and is reflected as a reduction of the amount Due to Sponsor in the unaudited and audited Consolidated Balance Sheets at June 30, 2024 and December 31, 2023, respectively.

F-17

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

On February 14, 2022, REI Capital Management, LLC (“REICM”, the “Sponsor”, or the “Manager”) that is the Sponsor and will be the Manager of the Company, entered into a consulting agreement with an individual for programming services to develop an investor portal for the Company, including mobile phone application access, to provide secure access and a suite of services for the Company’s investors.

On August 3, 2023, REICM entered into a consulting agreement with an individual for programming services to develop an open source intelligence framework that is compatible with and in addition to the suite of services for the Company’s investors.

Compensation of the consultants is contingent on successful completion of the project defined as reaching a capital funding milestone. The consultants’ compensation is based on an hourly rate for programming services provided plus out-of-pocket expenses approved by REICM, if any, which cost will be satisfied in the issuance of units in PHAT Holding LLC, the Company’s real estate operating company subsidiary at the anticipated ten dollar ($10) issuance price per REICG share or cash, at the consultant’s option. As of June 30, 2024 and December 31, 2023, the Company has recognized $23,373 and $18,056 of capitalized cost associated with the February 14, 2022 agreement, respectively, and $11,550 and $595 of capitalized cost associated with the August 3, 2023 agreement, respectively, which amounts are reflected as Finite lived intangible assets on the accompanying unaudited and audited Consolidated Balance Sheets and which represents one half of the total amount accrued, as one-half of the total is to be reimbursed by the Manager.

Additionally, during the three-months ended June 30, 2024, the Company incurred $5,963 of capitalized programming costs, in connection with the development of the proprietary internal suite of services for Company investors.

For each of the February 14, 2022 and August 3, 2023 agreements, an additional $3,363 and $12,740 has been incurred during the month ended July 31, 2024, respectively, of which $1,682 and $2,100, respectively, will be recognized as capitalized software and one-half of which or $1,682 and $6,370, respectively, will be reimbursed to the Company by its Manager.

The capitalized software will begin to be amortized at the point where the software is available for use to the Company’s investors and further amounts will be either capitalized or expensed depending on whether they are deemed to be value-added (i.e., productivity, efficiency improvements, or extended useful life) or maintenance expenditures.

F-18

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

Future Share-Based Compensation Awards

The value of future share-based compensation awards granted will be determined using a fair value estimation, which if options based, will be estimated using either the Binomial or Black-Scholes pricing models, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the shares. As it is contemplated that most grants will be restricted shares, the fair value will be based on the grant date net asset value of the underlying shares. The resulting amount of expense will be charged to expense on a straight-line basis over the period that the Company expects to receive the benefit, which is generally anticipated to be the vesting period.

Expenses

As of the date of the Company’s unaudited Consolidated Financial Statements and continuing to date, the Company remains in a start-up phase whereby all its activities are directed to bringing a valid and formative offering of its securities to market. As such, all expenses are included in the unaudited Consolidated Statements of Operations in the period in which incurred.

Related Parties

To date, REICM has advanced all funds for all expenses incurred by the Company. The Sponsor will be reimbursed for such advances, which amount to $633,007 and $549,411 at June 30, 2024 and December 31, 2023, respectively, when, in its sole determination, the free cash flow of the Company generated from the net operating income of the to be acquired real estate properties allows for such reimbursement and does not negatively affect the net asset value of the securities issued to shareholders. Negative effect on the net asset value of the securities issued to shareholders is considered to be an impact that reduces the net asset value of such securities below the prior period reported net asset value.

F-19

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

The Manager will receive compensation for administration of the Fund and for managing the assets of the Fund in the amount of one-half of one percent (0.5%) and one and one-quarter percent (1.25%) per annum, respectively, based on the net asset value (“NAV”) of the assets-under-management (“AUM”), paid quarterly in arrears. Additionally, it is contemplated that the Company will compensate the Manager for certain services and activities performed on its behalf including:

		Percentage Range
Fee Category	Basis for Compensation	Low	High
Property Management	Monthly property management fee at prevailing customary rates calculated as a percentage of gross receipts (e.g., rent, other receipts) of properties receiving services. Additionally, the Manager will be reimbursed for costs incurred on behalf of properties including, on- and external site third party and allocated Manager personnel and expenses (e.g., travel, rent, utilities, technology costs).	8.0%	12.0%

Construction and Development	For construction management services and/or development management services on assets held, calculated as a percentage of total project costs including both hard and soft costs. Additionally, the Manager or its affiliates will be reimbursed for costs incurred including a share of overhead attributable to actual time spent in connection with providing construction and development services (e.g., employee costs, travel, rent, utilities, technology costs).	1.0%	4.0%

Leasing	Paid to the Manager or third party leasing agents for leasing services performed for portfolio properties at prevailing customary rates. Generally, leasing fees can range from one half to one full months rent of the first year of a lease.	4.0%	8.5%

Disposition	Paid to the Manager or its affiliates calculated based on the contract sale price of the property, due and payable from property sale proceeds. The fee is in addition to any third party brokerage or sales fees. For partially owned properties, the fee will be pro-rated, based on the Company's ownership interest. Additionally, the Manager and/or its affiliates will be reimbursed for actual expenses incurred in connection with the disposition of a portfolio property, whether or not the property is ultimately disposed.	1.0%	1.0%

Acquisition Expenses	The Manager, its affiliates, and/or any third parties will be reimbursed for actual expenses incurred including buyer's broker fees, in connection with the selection and acquisition of portfolio properties, whether or not the property is ultimately acquired.	–	–

Operating Expenses	In addition to the separately paid fees to the Manager or its affiliates, the Company may retain the Manager or its Affiliates for necessary services relating to portfolio properties including, but not limited to, sustainability services, creative and marketing services, architecture services, risk management services, legal services, and tax services. Additionally, the Manager or its affiliates will be reimbursed for costs incurred in connection with such services including employee costs, travel, rent, utilities, and technology costs.	–	–

Fund Administration	Payable quarterly in arrears, based on asset-under-management ("AUM").	0.5%	0.5%

Asset Management	Payable quarterly in arrears, based on asset-under-management ("AUM").	1.25%	1.25%

F-20

REI Capital Growth LLC

and Subsidiary

Quarterly Consolidated Financial Statements

Three- and Six-months ended June 30, 2024

(Unaudited)

Notes to Unaudited Consolidated Financial Statements (cont.)

4.	Accrued Expenses

Accrued expenses consist of goods and services procured and are recognized in the period during which the benefit of such goods and services were received. Current accrued expenses are generally considered short-term for operating purposes and as such, the carrying value of such items is considered to represent their fair value as of the date of the unaudited and audited Consolidated Balance Sheets.

As of June 30, 2024 and December 31, 2023, Accrued Expenses of $83,401 and $51,833, respectively, consists primarily of the share-based compensation attributable to the marketing consulting and software programming contracts discussed in the Summary of Significant Accounting Policies disclosure.

5.	Members’ Capital and Accumulated Deficit

The offering contemplated by the Sponsor, in accordance with Regulation A of U.S. Securities Laws administered by the SEC, is to issue seventy-five million dollars ($75,000,000) of securities at $10 per share. Additionally, the Sponsor is contemplating raising an additional seventy-five million dollars ($75,000,000) of securities at $10 per share under a Regulation S offering to non-U.S. investors, as defined. Both offerings are exempt from the registration requirements of the U.S. Securities Act of 1933 administered by the SEC, but are subject to compliance with the Rules and Regulations thereof and review thereby. There is only one class of securities contemplated by both offerings and the Company does not currently contemplate creating additional classes of its equity securities.

The Sponsor effectively contributed $200 to REICG during the year ended December 31, 2020, primarily for purposes of opening a bank account. However, prior to and since that date, the Company has not incurred any expenses other than start-up costs and the Sponsor has and intends to continue advancing all such costs, as previously discussed.

6.	Commitments and Contingencies

Other than the share-based compensation arrangements the Company had and has for certain marketing and information technology consulting services, respectively, the Company is not aware of any existing, pending, or threatened commitments or contingencies, as applicable.

F-21

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

F-22

INDEPENDENT AUDITOR’S REPORT

To the Manager of

REI Capital Growth LLC

Opinion

We have audited the accompanying consolidated financial statements of REI Capital Growth LLC and subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations, changes in members’ deficit and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

F-23

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audits.

April 2, 2024

Glen Allen, Virginia

Certified Public Accountants & Consultants 4401 Dominion Boulevard Glen Allen, VA 23060 T:804.747.0000 F:804.747.3632 www.keitercpa.com

F-24

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Consolidated Balance Sheets

	December 31,
	2023	2022
Assets
Current Assets
Cash	$200	$200
Prepaid expenses	1,704	2,126

Total Current assets	1,904	2,326

Finite lived intangible assets	18,651	7,760

Total Assets	$20,555	$10,086

Liabilities and Members' Deficit
Current Liabilities
Accrued expenses	$51,834	$30,052
Due to sponsor	549,411	434,631

Total Liabilities	601,245	464,683

Commitments and Contingencies

Members' Deficit
Members' capital	200	200
Accumulated deficit	(580,890)	(454,797)

Total Members' Deficit	(580,690)	(454,597)

Total Liabilities and Members' Deficit	$20,555	$10,086

The accompanying notes are an integral component to these consolidated financial statements.

F-25

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Consolidated Statements of Operations

	Years ended December 31,
	2023	2022
Revenues
Revenues from rental properties, net	$–	$–

Total Revenues	–	–

Expenses
Start-up Expenses
Legal and professional services	101,462	93,374
Office expenses	5,196	8,433
Advertising and marketing	15,589	14,955
Filing fees	3,846	3,843

Total Start-up expenses	126,093	120,605

Total Expenses	126,093	120,605

Net loss	$(126,093)	$(120,605)

The accompanying notes are an integral component to these consolidated financial statements.

F-26

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Consolidated Statements of Changes in Members’ Deficit

	Members' Capital	Accumulated Deficit	Members' Deficit
Balance - December 31, 2021	$200	$(334,192)	$(333,992)
Net loss	–	(120,605)	(120,605)

Balance - December 31, 2022	$200	$(454,797)	$(454,597)
Net loss	–	(126,093)	(126,093)

Balance - December 31, 2023	$200	$(580,890)	$(580,690)

The accompanying notes are an integral component to these consolidated financial statements.

F-27

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Consolidated Statements of Cash Flows

	Years ended December 31,
	2023	2022
Cash flows from operating activities:
Net Loss	$(126,093)	$(120,605)
Adjustments to reconcile net loss to net cash from operating activities:
Changes in operating assets and liabilities:
Decrease (increase) in Prepaid expenses	422	(2,126)
Increase in Accrued expenses	10,891	8,292
Increase in Due to sponsor	114,780	114,439

Net cash provided by operating activities	–	–

Net change in Cash	–	–

Cash - beginning of year	200	200

Cash - end of year	$200	$200

Supplemental information:
Interest paid	$–	$–

Income taxes paid	$–	$–

Supplemental non-cash activity:
Capitalized software development costs	$10,891	$7,760

Accrued expenses	$(10,891)	$(7,760)

The accompanying notes are an integral component to these consolidated financial statements.

F-28

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements

1.	Business and Organization

REI Capital Growth LLC (“REICG”) and its wholly owned subsidiary PHAT Holding LLC (“PHAT”) (collectively, the “Company” or the “Fund”, unless otherwise indicated by context) are Delaware limited liability companies formed in November 2018. REICG was formed primarily to acquire multi-tenant, stabilized, open-air commercial centers throughout the United States of America (the “U.S.”) that it will hold through its subsidiary PHAT, a real estate operating entity. The open-air commercial centers targeted by the Company are anchored or in close proximity to large traditional retailers (e.g., grocery stores, home improvement centers) and tenanted by local business that are integral to the community (e.g., national, regional, local restaurants, hair salons, cleaners, and other service-oriented businesses).

The Company is currently in process of attracting investors to fund its vision of providing securities in a real estate holding company. During the periods preceding the current year ended December 31, 2023 and to date, the Company’s sponsor, REI Capital Management, LLC (“REICM” or the “Sponsor”) invested time and effort in developing a strategy of continual real estate investment in order to provide investors the opportunity potentially to realize stable and attractive returns through net asset value real estate portfolio growth. Likewise, the Sponsor anticipates providing liquidity to investors through a share-repurchasing program and the future development of secondary securities markets.

2.	Basis of Presentation

The accompanying consolidated financial statements include the accounts of REICG and PHAT. All inter-company transactions and balances have been eliminated in consolidation. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), as issued by the Financial Accounting Standards Board (the “FASB”) and published in the Accounting Standards Codification (the “ASC”) thereby.

Certain reclassifications have been made to prior periods to conform to the current financial statement presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires certain estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

F-29

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

The Company is in a start-up phase during which all its activities have been and are dedicated to developing, creating, and offering an investment opportunity to the public. The Sponsor has funded all expenses and such funding is considered advances to be repaid once sufficient cash flows are generated from the real estate portfolio in excess of cash operating requirements and reserves. The Company anticipates that the start-up phase of operations will continue until the initial offering of the Company’s securities is completed.

Segment Reporting

The Company anticipates that it will have a single reportable segment for financial reporting purposes, in accordance with U.S. GAAP, based on the evaluation of acquired properties as independent stand-alone operations, rather than distinguishing the future portfolio of properties by principal business or geographically grouping activities. Significant performance metrics will include net asset value of the overall real estate portfolio and the amount of cash flow generated for reinvestment.

Subsequent Events

The Company evaluated subsequent events through April 2, 2024, the date the Consolidated Financial Statements were issued and determined that there were no such events requiring recognition or disclosure in the Consolidated Financial Statements.

3.	Summary of Significant Accounting Policies

In order to better inform the reader of anticipated future business operations, Management has included significant accounting policies for accounts and transactions that may have not existed or occurred as of and for the years ended December 31, 2023 and 2022.

Real Estate and Finite Lived Intangible Assets

Acquired real estate assets will be accounted for at cost, less accumulated depreciation and amortization. On acquiring real estate operating properties, the Company will estimate fair values of acquired tangible assets (e.g., land, building, improvements) and identified intangible assets and liabilities (e.g., above- or below-market leases, in-place leases, tenant relationships - - as applicable), and assumed debt, if any, based on evaluation of circumstances, market conditions, and information available at the time. Fair value will be based primarily on the market approach of valuation, contemplating the price to be received or value of consideration transferred in an orderly transaction for the sale of assets or transfer or assumption of a liability, respectively, by unrelated market participants at the measurement date. Acquisitions of operating properties will be considered asset acquisitions for which associated acquisition costs will be capitalized.

Allocation of the consideration transferred to acquire identified intangible assets and assume liabilities (e.g., above- and below-market leases) will be determined based on the present value of the excess or deficiency between contractual amounts to be paid, including fixed rate below-market renewal options, in accordance with existing leases and an estimate of market lease rates and other lease provisions (e.g., base rental changes, expense reimbursements) measured over a period equal to an estimate of the remaining lease terms. Capitalized above- or below-market intangible balances will be amortized to rental income over the estimated remaining terms of the respective leases, including expected exercised renewal option periods for below-market leases. The Company does not anticipate assuming mortgage debt on acquired properties, however, to the extent mortgage debt is assumed or acquired subject to discounts or premiums; such will be amortized to interest expense over the remaining term of the associated debt instrument, in order to achieve a constant rate of interest (i.e., the interest method).

F-30

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

The Company will consider existing market conditions and costs to execute similar contracts to develop an estimate of carrying costs during the expected leasing period from vacant to existing occupancy in determining the value of in-place leases. Carrying cost estimates generally include real estate taxes, insurance, other operating costs, estimates of unrealized rental revenues during leasing periods, costs to execute similar leases, including commissions, legal and other professional fees, and other expenses based on current market demand. Any value allocated to in-place leases and tenant relationships will be amortized over the estimated remaining term of the underlying lease. In the case a lease was to be terminated prior to its contractual expiration, any unamortized costs relating to such lease will be written-off.

The following table presents a summary of asset categories that the Company may obtain or take possession of including future real estate assets as well as other assets. The summary is not intended to be all-inclusive, but only to provide an indication of assets the Company generally contemplates acquiring. The straight-line method of depreciation and amortization will be applied over the following estimated useful lives of the underlying asset:

Useful Life (Years)
Category	Minimum	Maximum
Land	–	–
Buildings	–	50[1]
Building Improvements	–	50[1]
Leasehold Improvements	–	–[2]
Tenant Improvements	–	–[2]
Furniture and Fixtures	3	5[3]
Identified Intangible Assets - Finite Lived	–	–[4]

[1]	Buildings and building improvements will be depreciated over their estimated useful lives not to exceed fifty years.
[2]	Leasehold and tenant improvements, to the extent acquired, will be amortized over the lesser of the assets estimated useful lives or the term of the lease.
[3]	Furniture and Fixtures will be depreciated over their estimated useful lives, generally not to exceed five years.
[4]	Identified finite lived intangible assets will be amortized over the lesser of their estimated useful lives or the remaining contractual term relating to the asset.

For further information, refer to the Share-based Compensation Non-Employees footnote disclosure.

The useful lives of depreciable assets, including but not limited to real estate assets and such assets to be redeveloped in future periods, will be periodically assessed to determine if the estimated useful lives require revision to properly reflect the recoverable period of the assets carrying value, which changes in estimate, if any, will be accounted for on a prospective basis. Significant renovations and replacements, which improve or extend the life of an asset, will be capitalized. Expenditures for maintenance, repairs, and demolition costs will be charged to operations as incurred.

F-31

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

Finite lived intangible asset useful lives will be periodically evaluated and assessed to determine if the estimated useful lives are appropriate. Any changes to a finite lived intangible asset useful life will be accounted for prospectively.

Impairment of real estate portfolio properties, including any related amortizable intangible asset or liability and other applicable assets will be continually assessed by the Company to determine if any indicators infer that the asset has been impaired. Indicators may include a specific property’s operating performance, general market conditions, and changes in anticipated holding periods. Property value will be considered impaired under the condition that the Company’s estimated fair value is less than the property’s carrying value. Fair value will be estimated primarily based on (i) discounted cash flow models for the specific property over its remaining holding period, (ii) third-party appraisals, or (iii) estimated sales price and/or the consideration indicated by a signed contract or accepted letter of intent, if the property has been designated for sale. Impairment is recognized on properties and assets held for use as the excess of the carrying value of the asset over the property’s or other assets expected undiscounted cash flows or assessed fair value, which results in the property or asset being written-down to its estimated fair value. Estimated fair values that are based on discounted cash flow models consider all estimated cash in- and -outflows over a specified holding period. Capitalization rates and discounts rates that are utilized in such models are generally based on unobservable rates that the Company, based on experience and available information, believes are within a reasonable range of existing market rates. Additionally, such cash flow models will consider factors such as expected future net operating income, prospects, market trends, the effects of demand, competition for commercial space (i.e., supply), and other factors. Recognized impairment will be included in the Consolidated Statements of Operations as a current expense and the asset’s carrying amount will be reduced to reflect its indicated fair value.

Cash and Cash Equivalents

The Company currently has demand deposits held with a financial institution, which cash balance was funded by the Sponsor. In the future, the Company anticipates holding cash equivalents, in addition to its cash balances, which cash equivalents will be defined as highly liquid investments that are readily convertible to known amounts of cash and that have original maturities to the Company of three months or less. Cash equivalents, due to their short-term nature, present an insignificant risk of change in value caused by fluctuation in market rates of interest and, therefore, the carrying value of cash and cash equivalent balances is considered to reflect fair value.

Leases – Lessor

Accounting for lease and non-lease components of rental contracts will be done in accordance with ASC Topic 842 Leases. Non-lease components of a real estate rental may include items such as common area maintenance charges and expense reimbursements paid by tenants.

ASC Topic 842 Leases defines initial direct costs as the incremental costs that would not have been incurred if the lease had not been executed. Such initial direct costs include, among other items, third-party commissions (e.g., brokers, leasing and referral agents) and internal commissions paid to employees for successfully entering leases (i.e., direct internal costs). Initial direct costs under ASC Topic 842 Leases are capitalized and generally amortized over the term of the lease, including renewal options expected to be exercised, applying a straight-line method of recognition. Amortized initial direct costs will be included in Operating Expenses or as a component of interest income, if an operating lease or a direct financing lease, respectively, in the Company’s Consolidated Statements of Operations. Indirect internal initial costs of obtaining leases will be expensed as incurred.

F-32

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

Lease Receivables

As the Company acquires real estate properties and initiates leasing operations, the Company will continuously review its lease receivables (i.e., trade receivables), including straight-line rents recognized in relation to base rents, common area maintenance charges and expense reimbursements receivable, and other amounts receivable for collectability. In assessing the probability of collection of a lessee’s total accounts receivable, the Company will consider such factors as the tenant’s historical payment history, the size and volume of the tenant’s business operations, the lessee’s credit worthiness, external risks associated with and potentially impacting the tenant, and current broad and regional economic trends and conditions. To the extent the Company determines that a lease receivable is at risk of non-collectability, a provision for doubtful accounts will be recognized and included in the Consolidated Statements of Operations. If a lease receivable is determined to be wholly uncollectable, the Company will write off the at-risk receivable and will recognize any rental payments received from the at-risk tenant on a cash basis.

ASC Topic 842 Leases requires a general reserve for uncollectable lease receivables, in addition to the aforementioned specific reserve for non-collectability. The Company will recognize a general reserve for non-collectability based on historical experience developed and assessed on a rolling look-back methodology plus an assessment of settlement proceeds with tenants in arrears. Such general reserve will reduce Rental Revenues from Rental Properties, Net that is recognized in the Company’s Consolidated Statements of Operations.

Deferred Leasing Costs

In accordance with U.S. GAAP, ASC Topic 842 Leases, indirect internal leasing costs are required to be expensed as incurred. However, external and direct internal leasing costs will be capitalized and amortized on a straight-line basis, over the terms of related leases, as applicable. Capitalized deferred leasing costs will be considered a component of operations and presented as such on the Company’s Consolidated Statements of Cash Flows.

Deferred Financing Costs

Costs incurred in obtaining long-term financing, will be included in debt (e.g., notes payable, mortgages payable) on the Company’s Consolidated Balance Sheets. Such costs, if any, will be amortized on the effective interest method over the terms of the related debt agreements, as applicable, in order to recognize a constant rate of interest, as applicable, which expense will be recognized in the Consolidated Statements of Operations in the period incurred.

Rental Revenues

The Company’s primary source of revenue will be rental income derived from operating its to be acquired commercial center real estate portfolio. In accordance with U.S. GAAP, ASC Topic 842 Leases, the Company is required to recognize revenue derived from non-lease components of a given contract, if any, in accordance with ASC Topic 606 Revenue from Contracts with Customers, unless the Company elects as a practical expedient under ASC Topic 842 Leases to not separate lease and non-lease components, which election the Company has not yet made a decision to adopt as an accounting policy. In applying U.S. GAAP ASC Topic 606 to recognizing revenue derived from non-lease components, if any, and assuming the Company does not elect the expedient available, the Company will (i) identify the contract with its customer (e.g., lease), (ii) identify its performance obligations within the contract (e.g., specific and common spaces and amenities, if any, to be provided), (iii) determine the transaction price (e.g., amount of rent by component (e.g., base rent, escalation rent, percentage rent (if any), common area charges), (iv) allocate the transaction price to the contract’s identified performance obligations, and (v) recognize revenue when and/or as the contract’s performance obligations have been satisfied.

F-33

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

Additionally, ASC Topic 842 Leases requires the Company to allocate any capitalized costs (e.g., external or direct internal deferred leasing costs) to the separate lease and non-lease components of a given contract to which such relate.

The Company will present revenue derived from rental properties acquired on its Consolidated Statements of Operations as Revenue from Rental Properties, Net and provide such individual assertions detailing components of revenue as determined to be beneficial by and to the Company’s stakeholders. Revenues from Rental Properties, Net are anticipated to be comprised of minimum base rentals, percentage rent (on occasion), common area maintenance charges and expense reimbursement income, and amortization of above- and below-market rent adjustments, if any. The Company anticipates its leases will substantially be categorized as operating leases, in accordance with ASC Topic 842 Leases and, as such, base rental income under the leases will be recognized on a straight-line basis over the life of the lease, as applicable. Percentage rent is not anticipated as a regular lease component, but on occasion and depending on a particular tenant, percentage rent may exist. Percentage rent that is rental revenue based on a particular tenant’s sales will be recognized in accordance with the controlling lease contract, when such sales level is achieved. Lease termination fee income, if any, will be recognized when consideration has been received and the lessee (i.e., tenant) has vacated the rented space. If a lessee continues to occupy leased space after lease termination, the termination fee income will be recognized on the basis of a lease modification over the term the tenant continues to occupy the space until vacating the same.

Gain Recognition

Although the Company’s real estate thesis is to hold its real estate properties for use into perpetuity, properties will be sold if advantageous for the Company’s shareholders. ASC Topic 610 Other Income, Sub-Topic 20 Gains and Losses from the Derecognition of Nonfinancial Assets requires that the sale of nonfinancial assets, such as real estate, will be recognized when control of the asset transfers to the buyer. Control is defined as the buyer having the ability to direct the use or obtain substantially all of the remaining benefits from the asset transferred. Generally, gains on the sale of real estate will therefore be recognizable by the Company on closing of a transaction and when the substantial amount of consideration has been exchanged. Losses on sales of properties are required to be recognized when identified, regardless of transaction closings and such that the real estate property’s carrying value in the Company’s Consolidated Balance Sheets represents its net realizable value.

Leases – Lessee

To the extent the Company enters into leases as a lessee, it will account for the leases in accordance with ASC Topic 842 Leases, in accordance with U.S. GAAP. ASC Topic 842 Leases, if the leases are categorized as operating leases, will require the Company to recognize right-of-use (“ROU”) assets and liabilities, which will effectively present the lease on the Company’s Consolidated Balance Sheets. ROU assets will represent the Company’s right to use an underlying asset for the lease term and the related liabilities will represent the Company’s lessee obligation related thereto. ROU assets and liabilities will be recognized from the commencement date of the underlying leases, based on the present value of the lease payments during the lease term. To determine the present value of the lease payments over the lease term, ASC Topic 842 Leases requires using the discount (i.e., interest) rate implicit in the lease and, if not available, the lessee’s incremental borrowing rate. Rental expense related to operating leases entered into by the Company will be recognized on a straight-line basis over the lease term. As of the date of the Consolidated Balance Sheets and the issuance of these Consolidated Financial Statements, the Company does not have any existing lease obligations.

F-34

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

Income Taxes

The Company’s real estate investment thesis contemplates holding properties long-term and reinvesting a substantial amount of free cash flow generated from property net operating income, in order to build value by potentially increasing the net asset value of the underlying real estate portfolio to be acquired. As such, the Company does not contemplate making periodic dividend payments or distributions to shareholders; although the Company does contemplate establishing a periodic share repurchase program to provide shareholders a possible means of liquidating their investment, until such time and in addition to a secondary market or markets possibly developing for the Company’s securities. As such, the Company plans to elect to be taxed as a C-Corporation for U.S. Federal Income Tax purposes, which will likely be favorable for its U.S. shareholders and non-exempt foreign shareholders. In addition to potentially lower effective tax rates than realized by a number of independent shareholders, the Company will likely avoid significant compliance costs.

To date, the Company has recognized net operating losses throughout its start-up phase, which it contemplates will continue until successfully offering its securities to the public.

To date, the Company has not filed its tax return for federal or state purposes; however, as there has been no taxable income, the Company is confident that it does not owe any federal income tax or penalties for failure to file and for state purposes; any amount that may be potentially assessed is likely to be immaterial. If there is an assessment of penalties for failure to file, the Sponsor will accept, satisfy, and absorb any such penalties.

As a C-Corporation for U.S. federal tax purposes and in accordance with ASC Topic 740 Income Taxes, the Company will be required to account for temporary differences between the carrying values of its assets and liabilities for financial reporting purposes and the tax bases thereof.

Share-based Compensation

Directors, Officers, Employees

The Company plans to establish an incentive compensation plan for its Directors, Officers, Employees, and third parties. The plan is not yet established and, as contemplated, will provide the granting of share-based compensation awards to individuals as current and long-term compensation in the form of operating units in PHAT.

Share-based compensation will be accounted for based on the requirements of ASC Topic 718 Compensation – Stock Compensation, which requires recognition in the Consolidated Financial Statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). U.S. GAAP also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

F-35

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

Non-Employees

Pursuant to ASC Topic 505-50 Equity-Based Payments to Non-Employees, compensation expense is determined at the measurement date for share-based payments to consultants and other third parties. The expense is recognized over the vesting period of the award. As of December 31, 2023, the Company has granted the equivalent of $14,000 of REICG securities to a consultant at the rate of $2,000 per month for seven months of marketing services performed from October 2020 through April 2021. Based on the Company’s intended offering per share value of $10.00 that is its estimated per share fair value, the equivalent number of shares to be issued is 1,400, which issuance is contingent on the Company completing a successful Regulation A offering in accordance with U.S. Securities Law administered by the Securities and Exchange Commission (“SEC”) under its Rules and Regulations. As of the year ended December 31, 2023, there has been $14,000 of compensation expense incurred related to this agreement, one-half of which expense or $7,000 will be borne by the Sponsor. Therefore, the Company has recognized one-half or $7,000 of the total $14,000 compensation expense through the year ended December 31, 2023, which, as it was incurred, was included in Start-up Expenses – Advertising and marketing in the Consolidated Statements of Operations. The $7,000 of compensation expense not recognized by the Company is to be reimbursed to by the Sponsor and is reflected as a reduction of the amount Due to Sponsor in the Consolidated Balance Sheets.

On February 14, 2022, REI Capital Management, LLC (“REICM”, the “Sponsor”, or the “Manager”) that is the Sponsor and will be the Manager of the Company, entered into a consulting agreement with an individual for programming services to develop an investor portal for the Company, including mobile phone application access, to provide secure access and a suite of services for the Company’s investors.

On August 3, 2023, REICM entered into a consulting agreement with an individual for programming services to develop an open source intelligence framework that is compatible with and in addition to the suite of services for the Company’s investors.

Compensation of the consultants is contingent on successful completion of the project defined as reaching a capital funding milestone. The consultants’ compensation is based on an hourly rate for programming services provided plus out-of-pocket expenses approved by REICM, if any, which cost will be satisfied in the issuance of units in PHAT Holding LLC, the Company’s real estate operating company subsidiary at the anticipated ten dollar ($10) issuance price per REICG share or cash, at the consultant’s option. As of December 31, 2023 and 2022, the Company has recognized $18,056 and $7,760 of cost associated with the February 14, 2022 agreement, respectively, and $595 and zero of cost associated with the August 3, 2023 agreement, respectively, which amounts are reflected as Finite lived intangible assets on the accompanying Consolidated Balance Sheets and which represents one half of the total amount accrued, as one-half of the total is to be reimbursed by the Manager.

For each of the February 14, 2022 and August 3, 2023 agreements, an additional $786 and $7,700 has been incurred during the two (2) months ended February 29, 2024, respectively, of which $786 and $4,690, respectively, will be recognized as capitalized software and one-half of which or $393 and $3,850, respectively, will be reimbursed to the Company by its Manager.

The capitalized software will begin to be amortized at the point where the software is available for use to the Company’s investors and further amounts will be either capitalized or expensed depending on whether they are deemed to be value-added (i.e., productivity, efficiency improvements, or extended useful life) or maintenance expenditures.

F-36

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

Future Share-Based Compensation Awards

The value of future share-based compensation awards granted will be determined using a fair value estimation, which, if options based, will be estimated using either the Binomial or Black-Scholes pricing models, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the shares. As it is contemplated that most grants will be restricted shares, the fair value will be based on the grant date net asset value of the underlying shares. The resulting amount of expense will be charged to expense on a straight-line basis over the period that the Company expects to receive the benefit, which is generally anticipated to be the vesting period.

Expenses

As of the date of the Company’s Consolidated Financial Statements and continuing to date, the Company remains in a start-up phase whereby all its activities are directed to bringing a valid and formative offering of its securities to market. As such, all expenses are included in the Consolidated Statements of Operations in the period in which incurred.

Related Parties

To date, REICM has advanced all funds for all expenses incurred by the Company. The Sponsor will be reimbursed for such advances, which amount to $549,411 and $434,631 at December 31, 2023 and 2022, respectively, when, in its sole determination, the free cash flow of the Company generated from the net operating income of the to be acquired real estate properties allows for such reimbursement and does not negatively affect the net asset value of the securities issued to shareholders. Negative effect on the net asset value of the securities issued to shareholders is considered to be an impact that reduces the net asset value of such securities below the prior period reported net asset value.

F-37

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

The Manager will receive compensation for administration of the Fund and for managing the assets of the Fund in the amount of one-half of one percent (0.5%) and one and one-quarter percent (1.25%) per annum, respectively, based on assets-under-management (“AUM”), paid quarterly in arrears. Additionally, it is contemplated that the Company will compensate the Manager for certain services and activities performed on its behalf including:

		Percentage Range
Fee Category	Basis for Compensation	Low	High
Property Management	Monthly property management fee at prevailing customary rates calculated as a percentage of gross receipts (e.g., rent, other receipts) of properties receiving services. Additionally, the Manager will be reimbursed for costs incurred on behalf of properties including, on- and external site third party and allocated Manager personnel and expenses (e.g., travel, rent, utilities, technology costs).	4.0%	12.0%

Construction and Development	For construction management services and/or development management services on assets held, calculated as a percentage of total project costs including both hard and soft costs. Additionally, the Manager or its affiliates will be reimbursed for costs incurred including a share of overhead attributable to actual time spent in connection with providing construction and development services (e.g., employee costs, travel, rent, utilities, technology costs).	1.0%	4.0%

Leasing	Paid to the Manager or third party leasing agents for leasing services performed for portfolio properties at prevailing customary rates. Generally, leasing fees can range from one half to one full month’s rent of the first year of a lease.	4.0%	8.5%

Disposition	Paid to the Manager or its affiliates calculated based on the contract sale price of the property, due and payable from property sale proceeds. The fee is in addition to any third party brokerage or sales fees. For partially owned properties, the fee will be pro-rated, based on the Company's ownership interest. Additionally, the Manager and/or its affiliates will be reimbursed for actual expenses incurred in connection with the disposition of a portfolio property, whether or not the property is ultimately disposed.	1.0%	1.0%

Acquisition Expenses	The Manager, its affiliates, and/or any third parties may or will be compensated or reimbursed for actual expenses incurred including borrower costs, buyer's broker fees, and other normal and customary costs and fees in connection with the selection and acquisition of portfolio properties, whether or not the property is ultimately acquired.	–	–

Operating Expenses	In addition to the separately paid fees to the Manager or its affiliates, the Company may retain the Manager or its Affiliates for necessary services relating to portfolio properties including, but not limited to, sustainability services, creative and marketing services, architecture services, risk management services, legal services, and tax services. Additionally, the Manager or its affiliates will be reimbursed for costs incurred in connection with such services including employee costs, travel, rent, utilities, and technology costs.	–	–

Fund Administration	Payable quarterly in arrears, based on asset-under-management ("AUM").	0.5%	0.5%

Asset Management	Payable quarterly in arrears, based on asset-under-management ("AUM").	1.25%	1.25%

F-38

REI Capital Growth LLC

and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2023 and 2022

Notes to Consolidated Financial Statements (cont.)

4.	Accrued Expenses

Accrued expenses consist of goods and services procured and are recognized in the period during which the benefit of such goods and services were received. Current accrued expenses are generally considered short-term for operating purposes and as such, the carrying value of such items is considered to represent their fair value as of the date of the Consolidated Balance Sheets.

As of December 31, 2023 and 2022, Accrued Expenses of $51,834 and $30,052, respectively, consists primarily of the share-based compensation attributable to the marketing consulting and software programming contracts discussed in the Summary of Significant Accounting Policies disclosure.

5.	Members’ Capital and Accumulated Deficit

The offering contemplated by the Sponsor, in accordance with Regulation A of U.S. Securities Laws administered by the SEC, is to issue seventy-five million dollars ($75,000,000) of securities at $10 per share. Additionally, the Sponsor is contemplating raising an additional seventy-five million dollars ($75,000,000) of securities at $10 per share under a Regulation S offering to non-U.S. investors, as defined. Both offerings are exempt from the registration requirements of the U.S. Securities Act of 1933 administered by the SEC, but are subject to compliance with the Rules and Regulations thereof and review thereby. There is only one class of securities contemplated by both offerings and the Company does not currently contemplate creating additional classes of its equity securities.

The Sponsor effectively contributed $200 to REICG during the year ended December 31, 2020, primarily for purposes of opening a bank account. However, prior to and since that date, the Company has not incurred any expenses other than start-up costs and the Sponsor has and intends to continue advancing all such costs, as previously discussed.

6.	Commitments and Contingencies

Other than the share-based compensation arrangements the Company had and has for certain marketing and information technology consulting services, respectively, the Company is not aware of any existing, pending, or threatened commitments or contingencies, as applicable.

F-39

APPENDIX A:

PRIOR PERFORMANCE TABLES

The following represents prior performance information relating to the real estate investment programs sponsored by, an affiliate of REI Capital Management LLC, our Manager. This information includes all sales and disposals of property by program with similar investment objectives that have occurred within the last three years.

REI Equity Partners 6 LLC is a Prior Program launched in January 2016 and accepted investments from February 2016 to April 2016. The Prior Program was a special purpose entity for the sole purpose of purchasing a four (4) tenant retail shopping center in April 2016. The Prior Program sold the property in March 2022 and shortly thereafter disbursed all proceeds to the investors and dissolved the SPE.

This information should be read together with the summary information included in the “Prior Performance Summary” section of the Offering Circular.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2023. The following tables are included herein:

Table IV – Results of Completed Programs

			Results of Completed Programs
Property	Dollar Amount Raised	Number of Properties Purchased	Date of Closing of Offering	Date of First Sale of Property	Date of Final Sale of Property	Tax Distribution Data per $1,000 Investment to December 31, 2022
Program 6	$1,390,000	1	2016-04-09	2022-03-18	2022-03-18	$1,638

		Period Ended	Year Ended December 31,					Period Ended
Program 6 (continued):	Total	2016-12-31	2017	2018	2019	2020	2021	2022-03-18
Federal Income Tax Results (cash basis):
Ordinary Income (Loss)	$10,327	$(52,373)	$97,750	$39,270	$5,736	$(38,791)	$(48,354)	$7,089

Rental Revenues	$1,816,699	$212,723	$349,067	$305,582	$260,379	$242,070	$298,454	$148,424
Property Acquisition Expenses	(112,266)	(112,266)	–	–	–	–	–	–
Depreciation	(451,661)	(38,454)	(57,680)	(57,678)	(86,540)	(84,367)	(81,562)	(45,380)
Interest	(487,590)	(53,011)	(89,166)	(88,721)	(57,678)	(57,678)	(114,900)	(26,436)
Operating Expenses	(754,855)	(61,365)	(104,471)	(119,913)	(110,425)	(138,816)	(150,346)	(69,519)

From Operations	$10,327	$(52,373)	$97,750	$39,270	$5,736	$(38,791)	$(48,354)	$7,089

Cash Distributions to Investors:
Source (on cash basis):
Sales	$1,113,601	$–	$–	$–	$–	$–	$–	$1,113,601
Recapture	238,081	–	–	–	–	–	–	238,081
Operations	286,726	75,083	128,714	80,599	2,107	223	–	–

Total Distributions	$1,638,408	$75,083	$128,714	$80,599	$2,107	$223	$–	$1,351,682

A-1

Table V – Sales and Disposals of Assets

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Property	Date Acquired	Date of Sale[1]	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total[2]	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs[3]	Total	Total
Program 6	2016-04-28	2022-03-18	$1,638,408	$1,908,739	N/A	N/A	$3,547,147	$2,145,000	$1,390,000	$3,535,000	$12,147

Notes:

1)	The sale was an “arm’s length” transaction to an unrelated third party.
2)	This was not an installment sale for tax purposes.
3)	There were no real estate commissions carried but not taken and the amount shown does not include any pro rata shares of the original offering.

A-2

PART III—EXHIBITS

2.1	Limited Liability Company Operating Agreement of REICG **

2.2	Certificate of Formation **

4.1	Form of Subscription Agreement

6.1	Limited Liability Company Operating Agreement of PHAT Holding LLC **

11.1	Audit Consent

12.1	Opinion re legality

13.1	“Testing the waters” materials *

______________

*	To be filed by amendment.
**	Incorporated by reference on Form 1-A filed May 29, 2024

III-1

Signatures

Pursuant to the requirements of Regulation A, the issuer, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly cause this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on October 10, 2024.

REI CAPITAL GROWTH LLC

By:	REI Capital Management, LLC, its manager

By:	/s/ Alan R. Blair
	Name:	Alan R. Blair
	Title:	Manager

REI CAPITAL GROWTH LLC

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan R. Blair	Manager of	October 10, 2024
Alan R. Blair	REI Capital Management, LLC (Principal Executive Officer) Member of REI Capital Growth LLC

/s/ Gregg H. Saunders	Manager of	October 10, 2024
Gregg H. Saunders	REI Capital Management, LLC
(Principal Financial Officer and Principal Accounting Officer) Member of REI Capital Growth LLC

III-2